                                                                     EXHIBIT 4.5




                            PARTICIPATION AGREEMENT

                                     among

                               KMART CORPORATION,
                                   as Tenant

                      ____________________________________
                              as Owner Participant

                     ____________________________________,
              as Owner Participant and as Owner Participant Parent

                           WILMINGTON TRUST COMPANY,
           not in its individual capacity (except as expressly stated
             herein) but solely as Owner Trustee under 16 separate
        Trust Agreements with the related Owner Participant dated as of the date hereof, as Owner Trustee

                                WILLIAM J. WADE,
           not in his individual capacity (except as expressly stated herein) but solely as Owner Trustee of Real Estate Finance
                    Trust 1995-K-4, 1995-K-15 and 1995-K-17

                 REAL ESTATE FINANCE TRUST 1995-K-3, 1995-K-4,
               1995-K-5, 1995-K-6, 1995-K-7, 1995-K-8, 1995-K-9,
             1995-K-10, 1995-K-12, 1995-K-14, 1995-K-15, 1995-K-16,
            1995-K-17, 1995-K-18, 1995-K-19 and 1995-K-20, Delaware
        business trusts created under the Trust Agreements, as Landlord

                              THE BANK OF NEW YORK

                                      and

                                 TODD N. NIEMY,
              acting not individually but solely as trustees under
               16 instruments captioned "Indenture, Mortgage and
          Deed of Trust, Assignment of Rents and Security Agreement,"
               dated as of the date hereof, as Indenture Trustee

                       REMAINDERMART LIMITED PARTNERSHIP,
                          as Remainderman Participant

                           WILMINGTON TRUST COMPANY,
           not in its individual capacity (except as expressly stated
              herein) but solely as Remainderman Trustee under the
        Remainderman Trust Agreement with Remainderman Participant dated as of the date hereof, and

               THE REMAINDERMART TRUST, a Delaware business trust
                created under the Remainderman Trust Agreement,
                                as Remainderman

                           Dated as of April __, 1995

                                                       TABLE OF CONTENTS

 Article                                                                                                          Page
 -------                                                                                                          ----
     1.          CERTAIN DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

     2.          RESTRICTION OF TRANSFERS BY OWNER PARTICIPANT
                  AND LANDLORD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

     3.          OWNER PARTICIPANT AS COMPETITOR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

     4.          TRANSFER BY REMAINDER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

     5.          OWNER PARTICIPANT COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

     6.          COVENANTS OF TENANT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

     7.          LANDLORD COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

     8.          COVENANTS OF OWNER TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16

     9.          COVENANTS OF INDENTURE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17

    10.          COVENANTS OF REMAINDERMAN PARTICIPANT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17

    11.          COVENANTS OF REMAINDERMAN TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17

    12.          COVENANTS OF REMAINDER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19

    13.          REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20

    14.          NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37

    15.          SEVERABILITY; BINDING EFFECT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38

    16.          INDENTURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39

    17.          PAYMENT OF EXPENSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39

    18.          TERMINATION OR REVOCATION OF TRUST UNDER TRUST
                  AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39

    19.          EXCHANGE OF OBLIGATION OF LANDLORD BY THE TENANT . . . . . . . . . . . . . . . . . . . . . . . . .40

    20.          INTERIM INTEREST PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40

    21.          BASIC RENTAL ADJUSTMENTS AFTER CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40

    22.          GENERAL INDEMNITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42


Article                                                                                                                     Page
- -------                                                                                                                     ----
    23.          GENERAL TAX INDEMNITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49

    24.          TRUSTEE LIABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65

    25.          EXTENT OF INTEREST OF NOTEHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68

    26.          NO MERGER OF TITLE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68

    27.          REMAINDERMAN PARTICIPANT'S GRANT OF RIGHT OF FIRST
                  OFFER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68

    28.          COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69

    29.          FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69

    30.          SURVIVAL OF AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69

    31.          ENVIRONMENTAL REPORTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69

    32.          HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70

    33.          NO WAIVER; REMEDIES CUMULATIVE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70

    34.          INTENT OF PARTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70

    35.          METHOD OF PAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70




Exhibit A - Form of Assignment and Assumption Agreement
Exhibit B - Form of Company Indenture

                             INDEX OF DEFINED TERMS

Term                                                                                                            Where Defined
- ----                                                                                                            -------------
Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Indenture
Business Days . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Indenture
Competitor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2 & 3
Competitor Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3
Competitor Option Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3
Competitor Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3
Corporate Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Indenture
Corporate Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Introduction
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Introduction
Estate of Years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Purchase Agreement
Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Lease
Event of Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 6
Exercise Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3
Fee Mortgage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2
GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 13
Governmental Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 13
Governmental Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Purchase Agreement
Ground Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Option Agreement
Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Indenture
Improvements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Purchase Agreement
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Introduction
Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Introduction
Individual Owner Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Introduction
Institution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2
Landlord  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Introduction
Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Recitals
Legal Requirement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Purchase Agreement
Lessor Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Lease
Lien  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Indenture
Material Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Lease
Maturity Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Indenture
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Lease
Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 14
Operative Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Purchase Agreement
Option Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Purchase Agreement
Owner Participant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Introduction
Owner Participant Parent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Introduction
Owner Participant Parent Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Purchase Agreement
Owner Participant Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 2
Owner Participant 6-Month Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 3
Owner Participant's Economics . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Section 21
Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Introduction
Owner Trustee Deeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Purchase Agreement
Owner Trustee Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Purchase Agreement
Pass Through Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Indenture
Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Indenture

Term                                                                                                             Where Defined
- ----                                                                                                             -------------
Personalty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Purchase Agreement
Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Recitals
Purchase Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Recitals
Remainderman  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Introduction
Remainderman Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Introduction
Remainderman Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Introduction
Remainderman Purchase Deeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Purchase Agreement
Remainderman Purchase Lien  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Lease
Rent Payment Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Lease
Rental Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Section 21
Sale Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Section 3
Tenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Introduction
Tenant Competitor Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Section 3
Tenant Supplement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Section 3
Third Party Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Section 3
Third Party Competitor Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Section 3
Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Section 2
Tripartite Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Purchase Agreement
Trust Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Introduction
Trust Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Section 2
U.S. Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Section 2

                            PARTICIPATION AGREEMENT


       AGREEMENT, DATED AS OF APRIL ___, 1995, among KMART CORPORATION, a Michigan corporation, having an address at 3100 West Big Beaver Road, Troy, Michigan 48084 ("Tenant"), _________________, a Delaware corporation, having an address at c/o ________________________________________________ (an "Owner
Participant"), _______________________________, a Delaware corporation, having an address at _________________________ (an "Owner Participant" and "Owner Participant Parent"), REAL ESTATE FINANCE TRUST 1995-K-3, REAL ESTATE FINANCE TRUST 1995-K-4, REAL ESTATE FINANCE TRUST 1995-K-5, REAL ESTATE FINANCE TRUST 1995-K-6, REAL ESTATE FINANCE TRUST 1995-K-7, REAL ESTATE FINANCE TRUST 1995-K-8, REAL ESTATE FINANCE TRUST 1995-K-9, REAL ESTATE FINANCE TRUST 1995-K-10, REAL ESTATE FINANCE TRUST 1995-K-12, REAL ESTATE FINANCE TRUST 1995-K-14, REAL ESTATE FINANCE TRUST 1995-K-15, REAL ESTATE FINANCE TRUST 1995-K-16, REAL ESTATE FINANCE TRUST 1995-K-17, REAL ESTATE FINANCE TRUST 1995-K-18, REAL ESTATE FINANCE TRUST 1995-K-19 and REAL ESTATE FINANCE TRUST 1995-K-20, Delaware business trusts created under 16 separate Trust Agreements, dated as of even date herewith, for the benefit of the related Owner Participant (the "Trust Agreements"), having an address at c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attn: Corporate Trust Administration (collectively, or with respect to a single entity, "Landlord"), WILMINGTON TRUST COMPANY ("Corporate Owner Trustee") and, with respect to Real Estate Finance Trust 1995-K-4, 1995-K-15 and 1995-K-17, WILLIAM J. WADE ("Individual Owner Trustee"), acting not individually (except as expressly stated herein) but solely as Owner Trustee (collectively "Owner Trustee") under the Trust Agreements with the related Owner Participant, having an address at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, THE BANK OF NEW YORK, a New York banking corporation ("Corporate Indenture Trustee") and TODD N. NIEMY ("Individual Indenture Trustee"), having an address at 101 Barclay Street, New York, New York 10286, acting not individually (except as expressly provided herein) but solely as trustees (collectively, the "Indenture Trustee") under 16 instruments captioned Indenture, Mortgage and Deed of Trust, Assignment of Rents and Security Agreement, dated as of even date herewith, between the related Landlord and the Indenture Trustee (collectively, or, with respect to a single instrument in respect of a single Property, the "Indenture"), REMAINDERMART LIMITED PARTNERSHIP, a Connecticut limited partnership, having an address at c/o Relco, Inc., 3 Stamford Landing, 46 Southfield Avenue, Stamford, Connecticut 06092 ("Remainderman Participant"), THE REMAINDERMART TRUST, a Delaware business trust created under the Remainderman Trust Agreement, dated as of even date herewith, for the benefit of Remainderman Participant (the "Remainderman Trust Agreement"), having an address at c/o Wilmington Trust Company, Rodney Square North, 1100

North Market Street, Wilmington, Delaware 19890-0001, Attn: Corporate Trust Department ("Remainderman") and WILMINGTON TRUST COMPANY, not in its individual capacity (except as expressly stated herein) but solely as Remainderman Trustee under the Remainderman Trust Agreement with Remainderman Participant, having an address at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attn: Corporate Trust Department ("Remainderman Trustee").


                              W I T N E S S E T H:

       WHEREAS, the parties hereto have, as of the date hereof, entered into certain agreements, including a certain Agreement for Sale of Real Estate (the "Purchase Agreement") among Tenant, as seller, Landlord, as purchaser and Remainderman as remainder purchaser, and 16 leases (collectively, the "Leases", or with respect to a single lease in respect of a single Property, the "Lease") between the related Landlord, as lessor, and Tenant, as lessee, pursuant to which property more particularly described therein (individually, a "Property" and collectively, the "Properties") has been leased by Landlord to Tenant; and

       WHEREAS, the parties hereto desire to enter into this Agreement in order to undertake certain obligations and to clarify certain of their obligations pursuant to the Lease and the other Operative Documents.

       NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


       1. Certain Definitions. Capitalized terms used herein, unless otherwise defined, shall have the same meanings ascribed to them in the Lease, except to the extent of a specific reference to another Operative Document in connection with such term or in the Index of Defined Terms.

       2. Restriction on Transfers by Owner Participant and Landlord. (a) Notwithstanding anything to the contrary contained in this Agreement or any other Operative Document, no Owner Participant shall (except as permitted by Sections 2(b), (c) and (f)) Transfer all or any part of its Owner Participant Interest by transferring the beneficial interest with respect to such Property to any Person (other than Tenant pursuant to Section 3 or pursuant to the terms of the Lease, including Article 21 thereof). "Owner Participant Interest" means, with respect to each Property, the related Owner Participant's right, title and interest in and to the related Trust Agreement, the trust estate created and held under such Trust Agreement, as defined in Section 2.02 of such Trust Agreement (the "Trust Estate"), such Property and the Operative Documents (to the extent related to such Property). "Transfer" means a sale, assignment, conveyance, mortgaging, grant of security interest or other transfer. Notwithstanding anything to the contrary contained in this Agreement, the appointment of a co-trustee or a successor to a trustee or co-trustee of Landlord or any merger, conversion, consolidation or sale of substantially all of the corporate trust business of any trustee or co-trustee of Landlord shall not constitute a Transfer under this Agreement.

              (b) Each Owner Participant may effect a Transfer of all (but not less than all) of its interest in one or more Properties through the assignment of its beneficial interest therein or may Transfer all (but not less than all) of its Owner Participant Interest upon not less than thirty (30) days' prior written notice from such Owner Participant to Tenant, Owner Trustee and Indenture Trustee if:

              (i) the transferee is (I)(A) a United States Person for federal income tax purposes (a "U.S. Person"), (B) any bank, finance company, insurance company, credit company, leasing corporation or other financial institution or institutional investor (an "Institution") and
       (C) either (x) has a tangible net worth (computed in accordance with generally accepted accounting principles consistently applied) of at least $75,000,000, or (y) provides a full and unconditional guaranty, in a form reasonably satisfactory to Tenant and Owner Trustee, of all of such transferee's obligations by an Institution or a corporation which has a tangible net worth (as so computed) of at least $75,000,000, provided, that this clause (C) shall not be applicable to any holder of a lien for the benefit of the holders of the Notes as provided in the Operative Documents (a "Fee Mortgage") permitted under the Lease, the designee of any such holder or any purchaser or other transferee of such holder or its designee at foreclosure or by deed or assignment in lieu thereof or (II) a wholly-owned subsidiary of Owner Participant Parent which is a U.S. Person, provided, that if the subsidiary does not have a tangible net worth of at least $75,000,000, Owner Participant Parent shall provide a guaranty, in substantially the form of the Owner Participant Parent Guaranty, of all of such transferee's obligations;

              (ii) the transferee enters into an agreement or agreements (substantially in the form attached as Exhibit A) whereby the transferee
       (A) confirms that it has the requisite power and authority to enter into and carry out the transactions contemplated hereby and that it shall be deemed a party to this Agreement, the Tax Indemnification Agreement, the related Trust Agreements and each and every Operative

       Document entered into by the transferring Owner Participant (except if the transferee is any purchaser or other transferee of the holder of a Fee Mortgage permitted under the Lease or its designee at foreclosure or by deed or assignment in lieu thereof, then such confirmation shall not apply to the Tax Indemnification Agreement or any other Operative Document (other than the related Trust Agreements) not assigned or pledged to such holder of a Fee Mortgage), (B) agrees to be bound by all the terms of, and to undertake all the obligations of the transferring Owner Participant contained in this Agreement, the Tax Indemnification Agreement, the related Trust Agreements and any such Operative Document with respect to the interest being transferred, and (C) makes the representations and warranties in substantially the form made in Section 13(b) by such Owner Participant (with such changes as are appropriate to reflect such transferee's form of organization), provided that this clause (ii) shall not apply to the holder of a Fee Mortgage permitted under the Lease or any designee of such holder;

              (iii) provided that no Material Default under any Lease has occurred and is continuing, the transferee is not, and is not an Affiliate of, a Competitor of Tenant; for purposes of this Section 2, "Competitor" means any national general merchandise retailer operating a business similar to Kmart as of the Closing Date; provided, a transferee and any of its Affiliates shall not be deemed to be a Competitor solely by reason of their ownership of securities or other interests of any entity that is a national general merchandise retailer operating a business similar to Kmart so long as either (A) in the case of a transferee that is an Institution, (a) such securities are held as portfolio investments and (b) either (1) the consolidated sales of such entity for its latest fiscal year were less than $100,000,000.00, (2) such transferee or its Affiliates do not beneficially own in the aggregate more than a 25% equity interest in such entity on a fully diluted basis and such entity is not an Affiliate (other than by virtue of the rights and powers that arise solely from the ownership of such equity interest) of such transferee or any of its Affiliates or (3) the book value of the interest of the transferee and its Affiliates in such entity does not exceed 1% of the consolidated assets of the transferee and its Affiliates determined at the end of its latest fiscal year or
       (B) in all other cases, (a) such entity is not an Affiliate of such transferee or any of its Affiliates and (b) the transferee and its Affiliates do not beneficially own in the aggregate more than a 5% equity interest in such entity on a fully diluted basis;

              (iv) the Transfer does not violate or create a relationship that would be in violation of any applicable law, order or regulation and does not constitute a "prohibited transaction" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

              (v) no registration pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder is required in connection with the Transfer; and

              (vi) Owner Participant and the transferee furnish to Tenant and Owner Trustee evidence of, and legal opinions of counsel reasonably acceptable to Tenant and Owner Trustee with respect to, compliance with the immediately preceding clauses (ii)(A) and (v) (in form and substance reasonably satisfactory to Tenant).

              (c)    Notwithstanding anything to the contrary contained in this
Section 2, each Owner Participant may effect a Transfer of all (but not less than all) of its interest in one or more Properties or all (but not less than all) of its Owner Participant Interest, in each case as security for the Notes.

              (d) Notwithstanding anything to the contrary contained in this Agreement or any other Operative Document and provided no Material Default under any Lease has occurred and is continuing, but subject to any other restrictions contained in the Indenture, Landlord shall not Transfer all or any part of its right, title or interest in and to any Property or any Operative Document to any Person (other than Tenant pursuant to this Agreement or the Lease) during the term of the Lease with respect to such Property except
(i) as security for the Notes, (ii) in connection with a Transfer contemplated by the Lease (including as security to any holder of a Fee Mortgage permitted under the Lease and including pursuant to an exercise of remedies under Article 21 of the Lease), (iii) in connection with a Transfer permitted by Section 3, or (iv) in connection with the foreclosure (or deed or assignment in lieu of foreclosure) by any holder (or designee of any holder) of a Fee Mortgage permitted under the Lease; provided, that, after the Notes shall no longer be outstanding, each Owner Participant shall have the right to terminate its related Trust Agreements and direct Landlord to transfer Landlord's right, title or interest in and to the related Properties, Trust Estate, this Agreement, Trust Agreements, the Tax Indemnification Agreement or any other Operative Document to such Owner Participant and to amend, supplement or modify any of the Operative Documents or to enter into such other agreements as such Owner Participant deems reasonably necessary to evidence such transactions, in each case, in form and substance reasonably satisfactory to Tenant.

              (e) The transferring Owner Participant shall pay all reasonable costs and expenses (including, without limitation, those of Tenant) incurred in connection with any Transfer pursuant to

Section 2(b) or, if such costs and expenses are incurred by any other party, they shall be reimbursed by such Owner Participant to such party, within 30 days following demand. Tenant shall pay all reasonable costs and expenses (including, without limitation, those of the affected Owner Participant) incurred in connection with any Transfer pursuant to Sections 2(c), 2(d)(i),
(ii), (iii) and (iv) (but only a foreclosure in connection with an Event of Default under the Lease) or, if such costs and expenses are incurred by any other party, they shall be reimbursed by Tenant to such party, within 30 days following demand. The payment of expenses in connection with a Transfer pursuant to Section 2(d)(ii) shall be governed by the provisions of this
Section 2(e), except as otherwise expressly provided in the Lease.

              (f) Notwithstanding anything to the contrary contained in this Agreement or any other Operative Document, upon or at any time after termination of the Lease with respect to a Property, no provision of this Agreement (including, without limitation, this Section 2), other than Sections 13, 14, 15, 22, 23 and 30 shall apply with respect to such Property or interest thereon or with respect thereto.

              (g) From and after any Transfer effected in accordance with this Section 2, the transferee shall be deemed an "Owner Participant" (or, in the case of a complete Transfer by each Owner Participant, the "Owner Participant") for all purposes of the Operative Documents and shall be deemed to have paid that portion of the [equity portion of the Owner Trustee Purchase Price allocable to the transferring Owner Participant], or in the case of a partial Transfer, that portion of the [equity portion of the Owner Trustee Purchase Price] previously made by the transferring Owner Participant to the extent attributable to the interest transferred to it, and each reference to the transferring Owner Participant contained in the Operative Documents shall be deemed to include a reference to the transferee for all purposes.


                     Notwithstanding the foregoing provisions of this Section 2, after any Transfer effected in accordance with this Section 2, the transferring Owner Participant shall not be released from any obligation arising or accruing prior to such Transfer, but shall not be liable for any obligation arising or accruing after such Transfer to the extent of such Transfer. Notwithstanding any Transfer effected in accordance with this Section 2, the transferring Owner Participant shall nevertheless be entitled to all benefits accrued and all rights vested or arising with respect to the period prior to such Transfer, including, without limitation, any right to indemnification under this Agreement or the Tax Indemnification Agreement, to the exclusion of the transferee unless the transferring Owner Participant shall have assigned such benefits and rights to the transferee and provided evidence of such assignment in form and substance satisfactory to Tenant.

                     Notwithstanding anything in this Section 2 to the contrary, the transfer restrictions set forth in this Section 2 shall not apply to any transfer of stock by the stockholders of any Owner Participant or any Affiliate of such Owner Participant. Unless as may otherwise be specifically provided, and except for any successor or assign that is an Affiliate of any Owner Participant, the foregoing sentence shall not be binding upon, inure to the benefit of, or be enforceable by any successor or assign of any of the Owner Participants named herein.



       3.     Owner Participant as Competitor.

              (a) Notwithstanding anything to the contrary contained in this Agreement or any other Operative Document, if any Owner Participant enters a new line of business and thereby becomes a Competitor (as defined in subsection
(h) below) (or an Affiliate of a Competitor) of Tenant at any time during the term of the Lease, Tenant shall have the exclusive and irrevocable option (the "Competitor Option"), so long as no Material Default or Event of Default under any Lease has occurred and is continuing, for a period of one year (the "Competitor Option Period") after an executive officer of Tenant having oversight of the transactions contemplated by the Operative Documents has actual knowledge that such Owner Participant has become a Competitor (or an Affiliate of a Competitor), to cause such Owner Participant to sell all (but not less than all) of its Owner Participant Interest, all (but not less than all) of the related Properties or all (but not less than all) of its interest in all of the related Properties as provided in this Section 3.

              (b) The Competitor Option shall be exercisable by an irrevocable exercise notice (an "Exercise Notice") delivered by Tenant to the affected Owner Participant and the Indenture Trustee. The Exercise Notice shall specify the date on which Tenant obtained knowledge that such Owner Participant has become a Competitor as set forth in subsection (a) above.

              (c) The affected Owner Participant shall have the sole right for a period of 6 months following receipt of the Exercise Notice ("Owner Participant 6-Month Period") in which to sell its Owner Participant Interest, the related Properties or its interest in the related Properties to a transferee other than Tenant or its affiliates pursuant to Section 2(b) hereof.

              (d) In the event that a sale has not occurred pursuant to subsection (c), Tenant shall, during the period beginning on the day following expiration of the Owner Participant 6-Month Period and ending on the last day of the Competitor Option Period, obtain cash bids for the purchase of the Owner Participant Interest or the Properties from persons other than Tenant or its affiliates that meet the requirements set forth in Section 2(b) hereof ("Third Party Buyer"). If Tenant obtains a bid acceptable to Tenant and Owner Participant, Third Party Buyer shall purchase the Owner Participant Interest or the Properties, as the case may be, as set forth in subsection (e) below. If Tenant is unable to obtain an acceptable bid from a Third Party Buyer before the end of the Competitor Option Period, Tenant shall purchase the Owner Participant Interest or the Properties, as the case may be, as set forth in subsection (e) below. In either case, Tenant shall deliver a notice (the "Sale Notice") to Owner Participant and Indenture Trustee that Tenant or Third Party Buyer, as the case may be, has elected to purchase the Owner Participant Interest or the Properties.

(e) If Tenant shall deliver the Sale Notice, Landlord shall sell either to Third Party Buyer (a "Third Party Competitor Sale") or Tenant (a "Tenant Competitor Sale"), as the case may be, the Owner Participant Interest or the Properties for the price defined below (the "Competitor Price"). In the event of a Third Party Competitor Sale, (A) the Competitor Price payable by the Third Party Buyer to Landlord shall be an amount equal to the bid acceptable to Tenant and Owner Participant as set forth in subsection (d) hereof and (B) Tenant shall pay or cause to be paid to the Landlord, at the closing of the Third Party Competitor Sale, an amount (the "Tenant Supplement") equal to the excess, if any, of Termination Value determined as of the closing of the Third Party Competitor Sale and in accordance with Schedule D of the Lease (as adjusted as the case may be) over the net proceeds from such Third Party Competitor Sale. In the event of a Tenant Competitor Sale, the Competitor Price payable by Tenant to Landlord shall be an amount equal to Termination Value determined as of the closing of the Tenant Competitor Sale and in accordance with Schedule D of the Lease (as adjusted as the case may be). The closing of any sale pursuant to a Sale Notice shall take place at the principal office of Tenant on the next scheduled Rent Payment Date occurring at least 40 days after the date of the Sale Notice.

              (f) At any closing of any sale pursuant to this Section 3, Tenant shall pay or cause to be paid in immediately available funds to the same account to which Basic Rent is payable (A) to Landlord, any accrued but unpaid installments of Basic Rent (other than any portion of Basic Rent payable in advance) and (B) to Landlord or the Person entitled thereto, any accrued but unpaid Additional Rent that is payable under the Lease (including, but not limited to, an amount equal to the Make-Whole Premium, if any, on the Notes). In the case of a Third Party Competitor Sale or a Tenant Competitor Sale, the purchaser of either the Properties or the Owner Participant Interest may elect to take title to the

Properties or to purchase the Owner Participant Interest, in each case, subject to the lien of the Indenture or to cause the Notes to be redeemed in accordance with Section __ of the Indenture. In the case of any Tenant Competitor Sale, if Tenant elects to purchase the Owner Participant Interest or the Properties subject to the lien of the Indenture, Tenant shall assume in accordance with and subject to the terms of the Indenture (by instruments reasonably satisfactory to Landlord and the Indenture Trustee) personal liability for the payment of the Notes. In the event of any purchase hereunder subject to the lien of the Indenture, an amount equal to the principal amount of the Notes secured by such Properties then outstanding plus accrued interest thereon shall be credited against the Competitor Price or, in the case of a sale pursuant to section 3(c), the sale price payable hereunder. Upon receipt of the Competitor Price, the Tenant Supplement, if any, and all such accrued but unpaid Basic Rent and Additional Rent, Landlord shall deliver to Tenant, Third Party Buyer or any other purchaser hereunder limited warranty deeds to the Properties and any other instruments necessary to convey title thereto, subject only to Permitted Liens (other than (A) those specified in clause (b) of the definition thereof in Article [19] of the Lease and (B) any Fee Mortgage (other than the Indenture) and any liens or encumbrances that Tenant is obligated (or which, if filed, Tenant would be obligated) to discharge of record pursuant to Article [19] of the Lease).

              (g) Tenant shall pay all costs and expenses incident to such conveyance, including, without limitation, recording fees, Landlord's and Owner Participant's reasonable attorneys' fees, Landlord's and Owner Participant's reasonable out-of-pocket expenses and all applicable transfer taxes which may be imposed by reason of the conveyance and delivery of such deeds and other instruments.

              (h) For purposes of this Section 3, "Competitor" means any national general merchandise retailer operating a business similar to Kmart as of the Closing Date; provided that Owner Participant and any of its Affiliates shall not be deemed to be a Competitor solely by reason of their ownership of securities or other interests of any entity that is a national general merchandise retailer so long as either (A) the consolidated sales of such entity for its latest fiscal year were less than $100,000,000.00, (B) Owner Participant or its Affiliates do not beneficially own in the aggregate more than a 10% equity interest in such entity on a fully diluted basis and such entity is not an Affiliate (other than by virtue of the rights and powers that arise solely from the ownership of such equity interest) of Owner Participant or any of its Affiliates or (C) the book value of the interest of Owner Participant and its Affiliates in such entity does not exceed 1% of the consolidated assets of Owner Participant and its Affiliates determined at the end of its latest fiscal year.

              (i) Notwithstanding the foregoing provisions of this Section 3, after any sale effected in accordance with this Section 3, the transferring Owner Participant shall not be released from any obligation arising or accruing prior to such sale, but shall not be liable for any obligation arising or accruing after such sale to the extent of such sale. Notwithstanding any sale effected in accordance with this Section 3, the transferring Owner Participant shall nevertheless be entitled to all benefits accrued and all rights vested or arising with respect to the period prior to such sale, including, without limitation, any right to indemnification under this Agreement or the Tax Indemnification Agreement, to the exclusion of the transferee unless the transferring Owner Participant shall have assigned such benefits and rights to the transferee and provided evidence of such assignment in form and substance satisfactory to Tenant.

       4. Transfers by Remainderman. Remainderman shall not Transfer all or any part of or interest in its interest in the Properties except pursuant to the Tripartite Agreement or the Option Agreement.

       5. Owner Participant Covenants. Each Owner Participant covenants and agrees as follows:

              (a) Negative Covenants. Without limiting the generality of any other provision of this Agreement, Owner Participant shall not (i) Transfer its interest in the Trust Estate or any part thereof, except as permitted by
Section 2, or (ii) create or suffer to be created, any Lessor Lien upon or against Owner Participant's interest in the Trust Estate or any part thereof except for any Lessor Lien in favor of the Indenture Trustee pursuant to the Operative Documents, and except for any Lessor Lien attributable to the Owner Participant that is being contested by Owner Participant in good faith and by appropriate proceedings diligently conducted, so long as such proceedings do not (A) involve any danger of the sale, forfeiture or loss of any Property or any part thereof or interest therein, (B) interfere with the use, possession or disposition of any Property or any part thereof or interest therein, (C) interfere with the payment of Rent, or (D) impair the validity, perfection or priority of the lien of the Indenture. After the termination of the Leases and payment in full of the related Notes, Owner Participant may create, incur, assume or suffer to exist any Lessor Liens attributable to it or any of its Affiliates on or against Owner Participant's interest in a Property or any part thereof or interest therein.

              (b) Affirmative Covenants. Owner Participant shall hold itself out as a legal entity separate and distinct from the Landlord, shall not commingle its assets with those of the Landlord, shall conduct business with Landlord only on an arm's-length basis except as may be specifically provided in the Trust

Agreements, shall maintain books and records and bank accounts separate from the Landlord, shall file its own tax returns (except to the extent required or permitted by law, regulation or rule), and shall not take any action that would cause Landlord to violate its agreements under Section 3.05(b) of the Indenture.

              (c) Quiet Enjoyment. Owner Participant acknowledges and agrees that, unless an Event of Default shall have occurred and be continuing and the applicable Lease shall have been declared in default pursuant to Section [21] of such Lease, Tenant shall have the exclusive rights to possession, control, use and enjoyment of the Properties and Owner Participant will not take any action that would interrupt or interfere with Tenant's peaceable possession, control, use and enjoyment of any respective Property in any manner that is not otherwise prohibited by Article [23] of such Lease.

              (d) Compliance with and Amendment of Trust Agreements. Owner Participant agrees that (i) it shall comply with all of the terms of the Trust Agreements applicable to it and direct Owner Trustee to comply with all the terms of the Trust Agreements applicable to Owner Trustee and (ii) prior to the end of the Lease term, but without limiting its right to terminate the trust created under the Trust Agreements following the discharge of the lien of the Indenture, it shall not amend or supplement, or consent to any amendment of or supplement to the Trust Agreements and shall not permit Owner Trustee to amend, supplement or consent to any amendment of or supplement to, the Trust Agreements, in each case without the prior written consent of Tenant, unless such amendment or supplement would not adversely affect the rights or obligations of Tenant under this Agreement, the Lease or any other Operative Document or, so long as any of the Notes are outstanding, the validity, perfection or priority of the Lien of the Indenture and any supplemental indenture, or any rights of the Indenture Trustee under the Indenture or any supplemental indenture (in which case the prior written consent of the Indenture Trustee to such amendment or supplement also must be obtained).

       6.     Covenants of Tenant.  Tenant covenants and agrees as follows:

              (a) Chief Executive Office. Tenant shall give Landlord and Indenture Trustee notice not less than 30 days before any relocation of its chief executive office or principal place of business from its present location, as identified herein, and any change in Tenant's legal structure, corporate name or the name under which it conducts its business, which notice shall be accompanied, to the extent required by applicable law, by original executed UCC amendment financing statements (each in form and substance reasonably satisfactory to Landlord and Indenture Trustee) to all UCC financing statements filed in connection with the transactions contemplated by the Operative Documents, and thereafter, promptly upon demand by Landlord or Indenture Trustee, Tenant shall execute and deliver to Landlord and Indenture Trustee such other documents (each in form and substance reasonably satisfactory to Landlord and Indenture Trustee) as either thereof may reasonably require.

              (b) UCC Statements. Upon the reasonable request of Landlord or Indenture Trustee from time to time, Tenant shall cause appropriate UCC protective financing statements and continuation statements with respect thereto (each in form and substance reasonably satisfactory to Indenture Trustee and Landlord), to be recorded and filed, as appropriate, in such manner and in such places, and will pay all costs, charges and taxes with respect to such recordation and filing and will comply with all applicable laws, statutes and regulations, as may be necessary or appropriate in order to establish, preserve and protect the interests and rights of Landlord under the Lease and the interests and rights of Indenture Trustee under the Indenture and Other Indenture Documents (as defined in the Indenture).

              (c) Financial Statements. During the term of the Lease, Tenant shall deliver to Landlord and Indenture Trustee within 45 days after filing thereof, copies of each Form 10-K and Form 10-Q which the Tenant files with the Securities and Exchange Commission; provided, that if Tenant shall no longer be required to file such reports, it shall deliver to Landlord and Indenture Trustee (i) annual audited financial statements prepared in accordance with generally accepted accounting principles within 120 days after the end of Tenant's fiscal year and (ii) unaudited financial statements within 90 days after the end of each of the first three fiscal quarters of Tenant's fiscal year.

              (d) Certificate. Tenant shall deliver to Landlord and Indenture Trustee within 120 days after the end of each fiscal year of Tenant, a certificate of Tenant signed by its Treasurer or Chief Financial Officer, to the effect that such officer has reviewed or caused to be reviewed by individuals under his supervision, this Agreement and the other Operative Documents to which Tenant is a party and has made, or has caused to be made under his supervision, a review of the transactions contemplated hereby and thereby and the condition of Tenant during such preceding fiscal year, and such review does not disclose the existence during such fiscal year nor does such officer have knowledge of the existence as at the date of such certificate, of any condition or event that constitutes a Default or an Event of Default or, if such condition or event existed or exists, specifying the nature and period of the existence thereof and any action that the Tenant has taken, is taking or proposes to take with respect thereto.

              (e) Notice of Certain Events. Tenant shall deliver to Landlord, Remainderman, Indenture Trustee and Owner Participant, promptly upon Tenant becoming aware of the existence thereof, notice specifying any condition that constitutes a Default, an

Event of Default or an Event of Loss. "Event of Loss" shall mean a casualty under Article 14(e) or (f) of the Lease or a condemnation under Article 15(a) or (b) of the Lease.

              (f) Consolidation, Merger or Sale. Tenant shall not consolidate with any Person, merge into any Person, or convey, transfer, lease or otherwise dispose of to any Person all or substantially all of its assets in any single transaction (or series of related transactions), unless:

                 (i) the surviving party shall be a corporation or organization organized under the laws of the United States of America, a state or commonwealth thereof or the District of Columbia and shall have assumed each obligation, and succeeded to each right, of Tenant under the Operative Documents to which Tenant is a party;

                 (ii) the surviving party, if other than Tenant, immediately prior to such transaction, shall execute and deliver to each of the parties hereto an agreement, in form and substance reasonably satisfactory to each of Owner Participant and Indenture Trustee, containing the assumption by the surviving party of each obligation of Tenant under this Agreement and each other Operative Document to which, immediately prior to such transaction, Tenant was a party;

                 (iii) the surviving party shall have delivered to each of the parties hereto an Officers' Certificate stating that such transaction complies with all the terms and conditions of this Section and that all Governmental Action, if any, required in connection with such transaction have been obtained;

                 (iv) the surviving party shall represent and warrant to the parties, and shall have delivered to each of the parties hereto an opinion of counsel, in form and substance reasonably satisfactory to each of Remainderman, Owner Participant and Indenture Trustee, that
         (A) the surviving party is a corporation in good standing in the state of its incorporation and is qualified to do business in each state in which a Property is located; (B) all documents executed and delivered by the surviving party pursuant to this Section have been duly authorized, executed and delivered by the surviving party and constitute the valid, legal and binding obligations of the surviving party; and (C) all of the Operative Documents to which Tenant is a party will, upon the consummation of such transaction, be the valid, legal and binding obligations of the surviving party; and

                 (v) such transaction shall not cause any material adverse Federal, state or local tax consequences to Landlord or Owner Participant (other than consequences for which Owner

         Participant and Landlord would be indemnified by Tenant pursuant to the terms of the Tax Indemnification Agreement, this Agreement or another written undertaking by Tenant, if any, to indemnify Owner Participant and Landlord).

                 Upon the consummation of such transaction, the surviving party, if other than Tenant immediately prior thereto, shall succeed to, and be substituted for, and may exercise every right and power of, Tenant immediately prior to such transaction under each Operative Document to which Tenant was a party immediately prior to such transaction, with the same effect as if the surviving party had been named herein and therein, and Tenant shall have no further obligation under this Agreement or any other Operative Document.

                 (g) Operating Lease. Tenant intends that each Lease be an operating Lease under applicable state law and agrees that it shall not take any action inconsistent with such position.

                 (h) Tenant Not to Claim Tax Ownership Benefits. After the Closing Date with respect to any Property, Tenant will not claim tax ownership benefits with respect to such Property, or any interest therein for so long as Tenant shall not have reacquired title to such Property (it being understood by the parties that the foregoing is not intended to prevent Tenant from claiming tax benefits, if any, for leasehold improvements made at Tenant's expense after the Closing Date, which tax benefits Tenant, as lessee of such leasehold improvements, is entitled to claim under applicable tax law).

                 (i) No Purchase of Notes. Tenant shall not acquire any interest in the Notes or the Certificates.

         7. Landlord Covenants. Each Landlord covenants and agrees as follows:

                 (a) ERISA. Each Landlord agrees that (i) it shall not permit any ERISA Plan sponsored or maintained by Landlord, any ERISA Affiliate or any PTE 89-88 Affiliate thereof to purchase or hold any Note or Certificate, and (ii) neither Landlord nor any PTE 89-88 Affiliate thereof shall act in a fiduciary capacity with respect to the purchase or holding by any ERISA Plan of any Note or Certificate, in either case (i) or (ii) which would constitute a non-exempt "prohibited transaction" within the meaning of ERISA Section 406 or Code Section 4975. "ERISA Affiliate" shall mean any entity treated as a single employer with any Person pursuant to Code Section 414(b), (c), (m) or (o); "ERISA Plan" shall mean an employee benefit plan (or its related trust) subject to Part 4 of Subtitle B of Title I of ERISA or a "plan" (or its related trust) within the meaning of Code section 4975(e)(1); and "PTE 89-88

Affiliate" shall mean an "affiliate" as defined in Prohibited Transaction Exemption 89-88.

                 (b) Lessor Liens. Each Landlord hereby unconditionally agrees with and for the benefit of the parties to this Agreement that Landlord will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien on or against any part of the Indenture Estate, except for any Lessor Lien in favor of the Indenture Trustee pursuant to the Operative Documents, and Landlord agrees that it will at its own cost and expense (without right to indemnity under this Agreement) promptly take such action as may be necessary to duly discharge and satisfy in full all such Lessor Liens. Each Landlord hereby indemnifies and holds harmless Tenant, Remainderman, Owner Trustee, Indenture Trustee and each Owner Participant from and against any loss, cost or expense (including reasonable fees and expenses) which may be suffered or incurred by any of them as the result of the failure of Landlord to discharge and satisfy any such Lessor Liens created or incurred as a result of any action or inaction of Landlord.

         8. Covenants of Owner Trustee. Owner Trustee, in its individual capacity solely with respect to (a) and (b) below, and otherwise in its trust capacity, covenants and agrees as follows:

                 (a)      Compliance with and Amendment of Trust Agreements.
(i) Owner Trustee shall comply with all of the terms of the Trust Agreements applicable to it and (ii) prior to the end of the Lease term, it shall not amend or supplement or consent to any amendment of or supplement to, the Trust Agreements without the prior written consent of Tenant unless such amendment or supplement would not adversely affect the rights or obligations of Tenant under this Agreement, each Lease or any other Operative Document or, so long as any of the Notes are outstanding, the validity, perfection or priority of the Lien of the Indenture or any rights of the Indenture Trustee under the Indenture (in which case the prior written consent of the Indenture Trustee to such amendment or supplement also must be obtained).

                 (b) Lessor Liens. Owner Trustee hereby unconditionally agrees with and for the benefit of the parties to this Agreement that Owner Trustee will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to Owner Trustee in its individual capacity on or against any part of the Indenture Estate, except for any Lessor Lien in favor of the Indenture Trustee pursuant to the Operative Documents, and Owner Trustee in its individual capacity agrees that it will at its own cost and expense (without right to indemnity under this Agreement) promptly take such action as may be necessary to duly discharge and satisfy in full all such Lessor Liens. Owner Trustee hereby indemnifies and holds harmless Tenant, Remainderman, each Landlord, Indenture Trustee and each Owner Participant from and against any loss, cost or expense (including reasonable fees and expenses) which may be suffered or incurred by any of them as the result of the failure of Owner Trustee to discharge and satisfy any such Lessor Liens created or incurred as a result of any action or inaction of the Owner Trustee in its individual capacity.

                 (c) No Unauthorized Action. Owner Trustee agreed that it shall not take any action under any of the Trust Agreements or any other Operative Document unless it has been authorized by the Owner Participant to do so pursuant to the terms of the applicable Trust Agreement or pursuant to the Owner Participant's prior written consent.

         9. Covenants of Indenture Trustee. Indenture Trustee covenants and agrees as follows:

                 (a) Indenture Trustee Liens. Indenture Trustee hereby unconditionally agrees with and for the benefit of the parties to this Agreement that Indenture Trustee will not directly or indirectly create, incur, assume or suffer to exist any Indenture Trustee Lien on or against any part of the Indenture Estate.

                 (b) Quiet Enjoyment. Notwithstanding any other provision of the Indenture or of any other Operative Document, Indenture Trustee warrants, covenants and agrees that, unless an Event of Default shall have occurred and be continuing, Indenture Trustee (i) shall not name Tenant as a party in any action or procedures to foreclose the Lien of the Indenture, unless such joinder shall be required under applicable law, and in which case Indenture Trustee shall not seek affirmative relief from Tenant in such action nor shall any Lease be cut off or terminated nor Tenant's possession thereunder be disturbed in any such action or proceeding, (ii) Tenant shall have the exclusive rights to possession, control, use and enjoyment of the Properties and Indenture Trustee will not take any other action that would interrupt or interfere with Tenant's peaceable possession, control, use and enjoyment of any respective Property in any manner, and (iii) subject to the next succeeding sentence of this Section 8(b), Indenture Trustee will recognize each Lease and Tenant's rights thereunder. Upon any acquisition by Indenture Trustee or any purchaser at foreclosure or transferee pursuant to a plan of reorganization under Chapter 11 of the Bankruptcy Code (collectively, a "Successor Landlord") of Owner Trustee's or Landlord's interest in any Lease, such Lease shall continue as a direct Lease between the Successor Landlord and Tenant upon all terms, covenants and conditions set forth in such Lease, except that the Successor Landlord shall not be (A) liable for any previous act or omission of Landlord under such Lease, (B) subject to any offsets, claims, defenses or counterclaims Tenant may have against Owner Trustee, (C) bound by any prepayment of Rent not actually received by Successor Landlord or (D) bound by any amendment to such Lease requiring Indenture Trustee's consent unless such consent was obtained.

         10. Covenants of Remainderman Participant. Remainderman Participant covenants and agrees as follows:

                 (a) Remainderman's Activities and Liens. Remainderman Participant hereby unconditionally agrees with and for the benefit of the parties to this Agreement that Remainderman Participant will not engage in any business other than holding the beneficial interest in the Remainderman or any activity related thereto or directly or indirectly create, incur, assume or suffer to exist any Remainder Purchaser Liens attributable to it on or against any part of the Remainderman Trust Estate, the Trust Estate, the Indenture Estate or the Properties, and the Remainderman Participant agrees that it will at its own cost and expense (without right to indemnity under this Agreement) promptly take such action as may be necessary to duly discharge and satisfy in full all such Remainder Purchaser Liens. Remainderman Participant hereby indemnifies and holds harmless Tenant, Indenture Trustee, Owner Trustee, each Landlord and each Owner Participant from and against any loss, cost or expense (including reasonable legal fees and expenses) which may be suffered or incurred by any of them as the result of the failure of Remainderman Participant to discharge and satisfy any such Remainder Purchaser Lien.

                 (b) Quiet Enjoyment. Remainder Participant acknowledges and agrees that, unless an Event of Default shall have occurred and be continuing and the Leases shall have been declared in default pursuant to Article [21] of such Leases and the Ground Lease (as defined in the Option Agreement) shall have been entered into, Tenant shall have the exclusive rights to possession, control, use and enjoyment of the Properties and Remainderman Participant will not take any action that would interrupt or interfere with Tenant's peaceable possession, control, use and enjoyment of any respective Property in any manner that is not otherwise prohibited by Article [23] of such Leases.

                 (c) Right of First Offer. If at any time during the term of any Lease or at a time when Landlord has rights under Ground Leases or the Option Agreements, the Remainderman Participant desires to sell or transfer its interest in the Remainderman, it shall first offer such interest to Landlord on the terms and conditions set forth in Section 27.

         11. Covenants of Remainderman Trustee. Remainderman Trustee in its individual capacity covenants and agrees as follows:

                 (a) Remainderman's Liens. Remainderman Trustee hereby unconditionally agrees with and for the benefit of the parties to this Agreement that Remainderman Trustee will not directly or indirectly create, incur, assume or suffer to exist any Remainder Purchaser Liens attributable to it in its individual capacity on or against any part of the Trust Estate, the Indenture Estate or the Properties, and Remainderman Trustee agrees that it will at its own cost and expense (without right to indemnity under this Agreement) promptly take such action as may be necessary to duly discharge and satisfy in full all such Remainder Purchaser Liens attributable to it in its individual capacity. Remainderman Trustee hereby indemnifies and holds harmless Tenant, Indenture Trustee, Owner Trustee, each Landlord and each Owner Participant from and against any loss, cost or expense (including reasonable legal fees and expenses) which may be suffered or incurred by any of them as the result of the failure of Remainderman Trustee to discharge and satisfy any such Remainder Purchaser Lien attributable to it in its individual capacity.

         12. Covenants of Remainderman. Remainderman, and Remainderman Trustee and Remainderman Participant with respect to paragraph (c) below, covenants and agrees as follows:

                 (a) Activities of Remainderman; Existence; Remainderman Liens. Remainderman will engage in no activities or businesses and will not incur any indebtedness for money borrowed, other than those contemplated under the Remainderman Trust Agreement and other Operative Documents and will maintain its existence as a Delaware business trust for so long as it shall have any obligations hereunder or under any of the other Operative Documents. Remainderman will keep the Remainderman Trust Estate free and clear of Remainder Purchaser Liens and shall not, prior to the termination of any Lease sell, assign, or otherwise transfer its interest in the Remainderman Trust Estate except as contemplated by the Operative Documents.

                 (b) Chief Place of Business of the Remainderman Trust, etc. Remainderman agrees that it shall not change its chief place of business, its chief executive office or the office where it keeps its records concerning the Remainderman Trust Estate, unless it shall have given Owner Participant and Tenant at least 30 days' prior written notice of such change.

                 (c) Bankruptcy Proceedings. None of Remainderman Participant, Remainderman Trustee nor the Remainderman shall

                 (i) institute, take, or cause to be taken, any action intended to result in the institution against Remainderman of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law,

                 (ii) consent to, or execute any document specifically acquiescing in the taking by Remainderman of, any action that would result in the commencement of any such proceedings against Remainderman, or

                 (iii) execute any document specifically acquiescing in any such proceedings commenced by others against Remainderman.

                 (d) Quiet Enjoyment. Remainderman acknowledges and agrees that, unless an Event of Default shall have occurred and be continuing and the Leases shall have been declared in default pursuant to Article [21] of such Leases and the Ground Lease (as defined in the Option Agreement) shall have been entered into, Tenant shall have the exclusive rights to possession, control, use and enjoyment of the Properties and Remainderman will not take any action that would interrupt or interfere with Tenant's peaceable possession, control, use and enjoyment of any respective Property in any manner that is not otherwise prohibited by Article [23] of such Leases.

         13.     Representations and Warranties.

                 (a) Tenant represents and warrants as of the date hereof as follows:

                 (i) Due Organization, etc. Tenant is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and has the corporate power and authority to enter into and perform its obligations under each Operative Document to which it is a party, and it is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its failure to be so qualified would have a material adverse effect upon its ability to perform its obligations under the Operative Documents.

                 (ii) Authorization; No Conflict. The execution, delivery and performance by Tenant of, the consummation by it of the transactions provided for in, and the compliance by it with all of the provisions of, each Operative Document to which it is a party have been duly authorized by all necessary corporate action on its part and neither the execution, delivery and performance thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (A) requires any approval of its stockholders, (B) requires any approval or consent of any trustee or holders of any of its indebtedness or obligations, except for such approvals and consents as have been duly obtained and are in full force and effect, (C) contravenes any current Legal Requirement applicable to or binding on it or any of the Properties, which contravention would materially adversely affect its ability to perform its obligations under the Operative Documents, (D) contravenes or results in any breach of or constitutes any default under, or results in the creation of any lien (other than Permitted Liens) upon any of its property under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, lease, articles of incorporation, by-laws or other agreement or instrument to which it is a party, by which it may be bound or affected or by which any of the Properties may be affected, which contravention, breach or default would materially adversely affect its ability to perform its obligations under the Operative Documents, or
         (E) requires any Governmental Action, except for the filings and recordings necessary or advisable to perfect the rights of Landlord, Remainderman and the Indenture Trustee intended to be created by the Operative Documents and any filings that are required in the ordinary course of business in connection with the ownership, use and operation of the Properties. "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, applicable Governmental Authorities, or required by any Legal Requirements.

                 (iii) Enforceability. Assuming the due authorization, execution and delivery by all other parties to each Operative Document to which Tenant is a party, each such Operative Document is, respectively, a legal, valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' or lessors' rights and to general equity principles.

                 (iv) No Actions Pending. There is no action, suit or proceeding before any court, governmental body, agency, commission or other tribunal now pending or, to the actual knowledge of any executive officer of Tenant having oversight of the transactions contemplated by the Operative Documents, threatened in writing against or affecting Tenant or the Properties or naming Tenant as a party, that questions the validity or enforceability of this Agreement or any other Operative Document to which Tenant is or is to become a party or that would, if adversely determined, have a material adverse effect on the ability of Tenant to perform its obligations under any Operative Document.

                 (v) Financial Statements. The consolidated balance sheets of Tenant and its consolidated subsidiaries as of January 26, 1994 and July 27, 1994, and the related statements of income and cash flows of Tenant and its consolidated subsidiaries for the fiscal year ended January 26, 1994 and the six months ended July 27, 1994, contained or incorporated by reference in Tenant's Annual Report on Form 10-K for the fiscal year ended January 26, 1994 and Tenant's Quarterly Report on Form 10-Q for the fiscal quarter ended July 27, 1994, respectively, fairly present the consolidated financial condition of Tenant and its consolidated subsidiaries as of such dates and the result of operations of Tenant and its consolidated subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles ("GAAP") consistently applied.

                 (vi) No Material Adverse Change. Since October 26, 1994, there has been no material adverse change in the financial condition of Tenant and its subsidiaries taken as a whole, except for such changes as have been disclosed in filings made by Tenant with the Securities and Exchange Commission.

                 (vii) No Defaults. No Material Default or Event of Default has occurred and is continuing, and no condition exists that constitutes, or with the giving of notice or lapse of time, or both, would constitute, an event of default by Tenant under any material indenture, mortgage, loan agreement, lease or other agreement or instrument to which Tenant is a party or by which it or any of its properties may be bound. No Event of Loss has occurred and no event or condition has occurred which would, with the passage of time or the giving of notice, or both, constitute an Event of Loss.

                 (viii) ERISA. Assuming that Owner Participant is not acquiring its interest in the Trust Estate with assets of any "employee benefit plan" (or its related trust) as defined in Section 3(3) of ERISA or of any "plan" (or its related trust) as defined in
         Section 4975(e)(1) of the Code, the execution, delivery and performance by Tenant of this Agreement and the other Operative Documents to which Tenant is or is to become a party will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

                 (ix) Compliance. After giving effect to the transactions contemplated by the Operative Documents, including without limitation, the due execution, delivery and recordation of the Owner Trustee Deeds, the Remainder Purchaser Deeds and the Leases, the ownership of the Improvements and the Estate for Years by the Landlord and the Remainderman Interest by the Remainderman, and the use and occupancy of the Properties by Tenant, in each case, in the operation of Tenant's business, shall comply with applicable Legal Requirements, including, without limitation, all applicable zoning and similar land use laws and regulations, as of the Closing Date, except in any case where the failure to comply would not have an adverse effect on the value or remaining useful life of the respective Improvements except to an insignificant extent or where applicable Legal Requirements do not require Tenant of the Properties to be in compliance.

                 (x) Legal Effect. The Owner Trustee Deeds are effective, under each state law in which the Properties are respectively located, to convey all of Tenant's right, title and interest in the Improvements and the Estates for Years. The Leases constitute operating Leases under each state law in which the Properties are respectively located.

                 (xi) Offer of Interest. Except as contemplated herein or by the Indentures and Pass Through Trust Agreements, neither Tenant, nor any person authorized by Tenant to act on its behalf, has directly or indirectly offered to any person for sale, or solicited offers to buy from any person or otherwise approached or negotiated with any person, with respect to interests in all or any portion of the Properties or any indebtedness secured by any interest in the Properties, including any indebtedness evidenced by the Certificates or Notes, or any securities similar to any of the foregoing, in any case under circumstances which would subject such interest or indebtedness to registration under the Securities Act of 1933, as amended.

                 (xii) No Brokers. Tenant has dealt with no broker, finder, advisor or other party that could claim a commission, fee or other compensation arising out of the transactions contemplated hereby, other than Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated.

                 (xiii) No Consents Required. No consent, Governmental Approval, authorization, filing or registration (including any such item relating to any Environmental Law as hereinafter defined) is required to be obtained or made by Tenant in connection with the execution, delivery and performance by Tenant of this Agreement or the execution, delivery and performance by Tenant of the other Operative Documents required to be made or delivered by Tenant pursuant hereto or pursuant to the Purchase Agreement.

                 (xiv) No Investment Company. Tenant is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (xv) Chief Executive Offices. The chief executive office (as such term is used in Article 9 of the Uniform Commercial Code) and the principal place of business of Tenant is located in Troy, Michigan, and the office where Tenant will keep its corporate records concerning the Leases and the Personalty is located in Troy, Michigan.

                 (b) Each Owner Participant represents and warrants as of the date hereof as follows:

                 (i) Due Organization, etc. Owner Participant is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to enter into and perform its obligations under each Operative Document to which it is a party.

                 (ii) Authorization; No Conflict. The execution, delivery and performance by Owner Participant of, the consummation by it of the transactions provided for in, and the compliance by it with all the provisions of, each Operative Document to which it is a party have been duly authorized by all necessary action on its part and neither the execution, delivery and performance thereof by the Owner Participant, nor the consummation by it of the transactions contemplated thereby, nor the compliance by it with any of the terms and provisions thereof (A) requires any approval of its stockholders,
         (B) requires any approval or consent of any trustee or holders of any of its indebtedness or obligations, except for such approvals and consents as have been duly obtained and are in full force and effect,
         (C) contravenes any current Legal Requirements applicable to or binding on it (except no representation or warranty is made as to any Legal Requirement to which Owner Participant may be subject because of the activities of Tenant), which contravention would materially adversely affect its ability to perform its obligations under the Operative Documents, (D) contravenes or results in any breach of or constitutes any default under, or results in the creation of any lien (other than Permitted Liens) upon any of its property under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, lease, certificate of incorporation, by-laws or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected, which contravention, breach or default would materially adversely affect its ability to perform its obligations under the Operative Documents, or (E) requires any Governmental Action, except for filings and recordings necessary or advisable to perfect the rights of Landlord, Remainderman, Indenture Trustee and Tenant intended to be created by the Operative Documents.

                 (iii) Enforceability. Assuming the due authorization, execution and delivery by all other parties to each Operative Document to which Owner Participant is a party, each such

         Operative Document is, respectively, a legal, valid and binding obligation of Owner Participant, enforceable against Owner Participant in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                 (iv) No Actions Pending. There is no action, suit or proceeding before any court, governmental body, agency, commission or other tribunal now pending or, to the actual knowledge of any executive officer of Owner Participant having oversight of the transactions contemplated by the Operative Documents, threatened against or affecting Owner Participant or naming Owner Participant as a party, that questions the validity or enforceability of this Agreement or any other Operative Document to which Owner Participant is or is to become a party or that would, if adversely determined, have a material adverse effect on the ability of Owner Participant to perform its obligations under any Operative Document.

                 (v) Institutional Investor. Owner Participant is an "institutional investor" as defined in the Securities Act of 1933, as amended, or the regulations promulgated thereunder, or is directly or indirectly wholly owned by Owner Participant Parent, which is an institutional investor. Owner Participant is acquiring its beneficial interest in the Trust Estate for its own account for investment and not with a view to resale or distribution thereof.

                 (vi) ERISA. Owner Participant is not acquiring its interest in the Trust Estate with the assets of any "employee benefit plan" (or its related trust) as defined in Section 3(3) of ERISA or with the assets of any "plan" (or its related trust) as defined in
         Section 4975(e)(1) of the Code.

                 (vii) Investment Company. Owner Participant is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (vii) Offer of Interest. Except as contemplated herein or by the Indentures and Pass Through Trust Agreements, each Owner Participant has not offered any interest in the Leases, the Notes, the Certificates or any similar securities of Tenant or the Trust Estate to, or solicited any offer to acquire any of the same from, any Person, nor has it authorized any Person to take any such action.

                 (ix) No Brokers. Owner Participant has dealt with no broker, finder, advisor or other party that could claim a commission, fee or other compensation arising out of the transactions contemplated hereby.

                 (c) Owner Participant Parent represents and warrants as of the date hereof as follows:

                 (i) Due Organization, etc. Owner Participant Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to enter into and perform its obligations under each Operative Document to which it is a party.

                 (ii) Authorization; No Conflict. The execution, delivery and performance by Owner Participant Parent of, the consummation by it of the transactions provided for in, and the compliance by it with all the provisions of, each Operative Document to which it is a party have been duly authorized by all necessary action on its part and neither the execution, delivery and performance thereof by Owner Participant Parent, nor the consummation by it of the transactions contemplated thereby, nor the compliance by it with any of the terms and provisions thereof (A) requires any approval of its stockholders, (B) requires any approval or consent of any trustee or holders of any of its indebtedness or obligations, except for such approvals and consents as have been duly obtained and are in full force and effect, (C) contravenes any current Legal Requirements applicable to or binding on it (except no representation or warranty is made as to any Legal Requirement to which Owner Participant Parent may be subject because of the activities of Tenant), which contravention would materially adversely affect its ability to perform its obligations under the Operative Documents, (D) contravenes or results in any breach of or constitutes any default under, or results in the creation of any lien (other than Permitted Liens) upon any of its property under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, lease, certificate of incorporation, by-laws or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected, which contravention, breach or default would materially adversely affect its ability to perform its obligations under the Operative Documents, or (E) requires any Governmental Action, except for filings and recordings necessary or advisable to perfect the rights of Landlord, Remainderman, Indenture Trustee and Tenant intended to be created by the Operative Documents.

                 (iii) Enforceability. Assuming the due authorization, execution and delivery by all other parties to each Operative

         Document to which Owner Participant Parent is a party, each such Operative Document to which Owner Participant Parent is a party is, respectively, a legal, valid and binding obligation of Owner Participant Parent, enforceable against Owner Participant Parent in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                 (iv) No Actions Pending. There is no action, suit or proceeding before any court, governmental body, agency, commission or other tribunal now pending or, to the actual knowledge of any executive officer of Owner Participant Parent having oversight of the transactions contemplated by the Operative Documents, threatened against or affecting Owner Participant Parent or naming Owner Participant Parent as a party, that questions the validity or enforceability of this Agreement or any other Operative Document to which Owner Participant Parent is or is to become a party or that would, if adversely determined, have a material adverse effect on the ability of Owner Participant Parent to perform its obligations under any Operative Document.

                 (v) Owner Participant Subsidiary. _____________________ is a direct, wholly-owned subsidiary of Owner Participant Parent.

                 (vi) Offer of Interest. Except as contemplated herein or by the Indentures and Pass Through Trust Agreements, Owner Participant Parent has not offered any interest in the Leases, the Notes, the Certificates or similar securities of Tenant or the Trust Estate to, or solicited any offer to acquire any of the same from, any Person, nor has it authorized any Person to take any such action.

                 (d) Each Landlord represents and warrants as of the date hereof as follows:

                 (i) Due Organization, etc. Landlord is a business trust, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to enter into and perform its obligations under the Operative Documents to which it is a party.

                 (ii) Authorization; No Conflict. The execution, delivery and performance by Landlord of, the consummation by it of the transactions provided for in, and the compliance by it with all of the provisions of, each Operative Document to which it is a party have been duly authorized by all necessary action on its part and neither the execution, delivery and performance thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (A) requires any approval of its beneficial owners,
         (B) requires approval or consent of any trustee or holders of any of its indebtedness or obligations, except for such approvals and consents as have been duly obtained and are in full force and effect,
         (C) contravenes any current Legal Requirement applicable to or binding on it, which contravention would materially adversely affect its ability to perform its obligations under the Operative Documents, (D) contravenes or results in any breach of or constitutes any default under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, lease, charter, by-laws or other agreement or instrument to which it is a party, or by which it or its properties may be bound or affected, which contravention, breach or default would materially adversely affect its ability to perform its obligations under the Operative Documents or (E) requires any Governmental Action, except for (x) filing of the certificate of trust with the Delaware Secretary of State pursuant to the Trust Agreement, (y) filings and recordings necessary or advisable to perfect the rights of Landlord, Remainderman, Indenture Trustee and the Tenant intended to be created by the Operative Documents and (z) any filings that are required in the ordinary course of business in connection with the ownership, use and operation of the Properties.

                 (iii) Enforceability. Assuming the due authorization, execution and delivery by the other parties to each Operative Document to which Landlord is a party, each such Operative Document is, respectively, a legal, valid and binding obligation of Landlord, enforceable against Landlord in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                 (iv) No Actions Pending. There is no action, suit or proceeding before any court, governmental body, agency, commission or other tribunal now pending or, to the actual knowledge of any executive officer of Landlord having oversight of the transactions contemplated by the Operative Documents, threatened in writing against or affecting Landlord or naming Landlord as a party, that questions the validity or enforceability of this Agreement or any other Operative Document to which Landlord is or is to become a party or that would, if adversely determined, have a material adverse effect on the ability of Landlord to perform its obligations under any Operative Document.

                 (v) No Lessor Liens. No Lessor Lien is in existence, except for any Lessor Lien in favor of the Indenture Trustee pursuant to the Operative Documents. The execution, delivery and performance by the Landlord of the Operative Documents to which it is a party (as Landlord) will not subject the Indenture Estate, or any portion thereof, to any Lessor Liens, except for any Lessor Lien in favor of the Indenture Trustee pursuant to the Operative Documents.

                 (vi) Offer of Interest. Except as contemplated herein or by the Indentures or Pass Through Trust Agreements, neither Landlord, nor any person authorized by Landlord to act on its behalf, has directly or indirectly offered to any person for sale, or solicited offers to buy from any person or otherwise approached or negotiated with any person, with respect to interests in all or any portion of the Properties or any beneficial or other interest in or under the Trust Agreements or any indebtedness secured by any interests in the Properties, including any indebtedness evidenced by the Certificates or Notes, or any securities similar to any of the foregoing, in any case under circumstances which would subject such interest or indebtedness to registration under the Securities Act of 1933, as amended.

                 (vii) No Brokers. Landlord has dealt with no broker, finder, advisor or other party that could claim a commission, fee or other compensation arising out of the transactions contemplated hereby.

                 (e) Owner Trustee, in its individual capacity, represents and warrants as of the date hereof as follows:

                 (i) Due Organization, etc. Corporate Owner Trustee is a banking corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the power and authority to enter into and perform its obligations under the Trust Agreements and the other Operative Documents to which it is a party.

                 (ii) Authorization; No Conflict. The execution, delivery and performance by Owner Trustee of, the consummation by it of the transactions provided for in, and the compliance by it with all of the provisions of this Agreement and the Trust Agreements have been duly authorized by all necessary action on its part and neither the execution, delivery and performance thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof, (A) requires any approval of its stockholders, (B) requires approval or consent of any trustee or holders of any of its indebtedness or obligations, except for such approvals and consents as have been duly obtained and are in full force and effect, (C) contravenes any current Legal Requirement of the State of Delaware or the United States governing its banking or trust powers applicable to or binding on it, which contravention would materially adversely affect its ability to perform its obligations under the Operative Documents, (D) contravenes or results in any breach of or constitutes any default under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, lease, charter, by-laws or other agreement or instrument to which it is a party, or by which it or its properties may be bound or affected, which contravention, breach or default would materially adversely affect its ability to perform its obligations under the Operative Documents or
         (E) requires any Governmental Action of the State of Delaware or the United States governing its banking or trust powers.

                 (iii) Enforceability. Assuming the due authorization, execution and delivery by all other parties to this Agreement and the Trust Agreements, each of this Agreement and the Trust Agreements is, respectively, a legal, valid and binding obligation of Owner Trustee, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles.

                 (iv) No Lessor Liens. No Lessor Lien attributable to Owner Trustee in its individual capacity is in existence. The execution, delivery and performance by Owner Trustee of the Operative Documents to which it is a party (in its individual capacity) will not subject the Indenture Estate, or any portion thereof, to any Lessor Liens attributable to Owner Trustee in its individual capacity, except for any Lessor Lien in favor of the Indenture Trustee pursuant to the Operative Documents.

                 (v) Offer of Interest. Except as contemplated herein or by the Indentures or Pass Through Trust Agreements, neither Owner Trustee, nor any person authorized by Owner Trustee to act on its behalf, has directly or indirectly offered to any person for sale, or solicited offers to buy from any person or otherwise approached or negotiated with any person, with respect to interests in all or any portion of the Properties or any beneficial or other interest in or under the Trust Agreements or any indebtedness secured by any interests in the Properties, including any indebtedness evidenced by the Certificates or Notes, or any securities similar to any of the foregoing, in any case under circumstances which would subject such interest or indebtedness to registration under the Securities Act of 1933, as amended.

                 (vi) No Brokers. Owner Trustee has dealt with no broker, finder, advisor or other party that could claim a commission, fee or other compensation arising out of the transactions contemplated hereby.

                 (f) The Corporate Indenture Trustee, in its individual capacity, represents and warrants as of the date hereof as follows:

                 (i) Due Organization, etc. Corporate Indenture Trustee is a New York banking corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the corporate power and authority to enter into and perform its obligations under the Operative Documents to which it is a party.

                 (ii) Authorization; No Conflict. The execution, delivery and performance by Indenture Trustee of, the consummation by it of the transactions provided for in, and the compliance by it with all of the provisions of, each Operative Document to which it is a party have been duly authorized by all necessary action on its part and neither the execution, delivery and performance thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (A) contravenes any current Legal Requirement of the United States or the State of New York governing its banking and trust powers applicable to or binding on it, which contravention would materially adversely affect its ability to perform its obligations under the Operative Documents, or (B) requires any Governmental Action of the United States or the State of New York governing its banking and trust powers, except for filings and recordings necessary or advisable to perfect the rights of the Landlord, Indenture Trustee and the Tenant intended to be created by the Operative Documents.

                 (iii) Enforceability. Assuming the due authorization, execution and delivery by the other parties to each Operative Document to which Indenture Trustee is a party, each such Operative Document is, respectively, a legal, valid and binding obligation of Indenture Trustee, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                 (iv) No Actions Pending. There is no action, suit or proceeding before any court, governmental body, agency, commission or other tribunal now pending or, to Indenture Trustee's actual knowledge, threatened in writing against or affecting Indenture Trustee or naming Indenture Trustee as a party, that questions the validity or enforceability of this

         Agreement or any other Operative Document to which Indenture Trustee is or is to become a party or that would, if adversely determined, have a material adverse effect on the ability of Indenture Trustee to perform its obligations under any Operative Document to which it is a party.

                 (v) No Indenture Trustee's Liens. No Lien attributable to Indenture Trustee in its individual capacity (as described in Section 9.17 of the Indenture and herein "Indenture Trustee Liens") is in existence. The execution, delivery and performance by Indenture Trustee of the Operative Documents to which it is a party will not subject the Indenture Estate, or any portion thereof, to any Indenture Trustee Liens.

                 (vi) Offer of Interest. Except as contemplated herein or by the Indentures or Pass Through Trust Agreements, neither Indenture Trustee, nor any person authorized by Indenture Trustee to act on its behalf, has directly or indirectly offered to any person for sale, or solicited offers to buy from any person or otherwise approached or negotiated with any person, with respect to interests in all or any portion of the Properties or any beneficial or other interest in or under the Trust Agreements or any indebtedness secured by any interests in the Properties, including any indebtedness evidenced by the Certificates or Notes, or any securities similar to any of the foregoing, in any case under circumstances which would subject such interest or indebtedness to registration under the Securities Act of 1933, as amended.

                 (vii) No Brokers. Indenture Trustee has dealt with no broker, finder, advisor or other party that could claim a commission, fee or other compensation arising out of the transactions contemplated hereby.

                 (g) Remainderman represents and warrants as of the date hereof as follows:

                 (i) Due Organization, etc. Remainderman is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to enter into and perform its obligations under each Operative Document to which it is a party.

                 (ii) Authorization; No Conflict. The execution, delivery and performance by Remainderman of, the consummation by it of the transactions provided for in, and the compliance by it with all the provisions of, each Operative Document to which it is a party have been duly authorized by all necessary action on its part and neither the execution, delivery and performance thereof, nor the consummation of the transactions contemplated thereby, nor the compliance by it with any of the terms and provisions thereof (A) requires any approval of its beneficial owners, (B) requires any approval or consent of any trustee or holders of any of its indebtedness or obligations, except for such approvals and consents as have been duly obtained and are in full force and effect, (C) contravenes any current Legal Requirements applicable to or binding on it, which contravention would materially adversely affect its ability to perform its obligations under the Operative Documents, (D) contravenes or results in any breach of or constitutes any default under, or results in the creation of any lien (other than Permitted Liens) upon any of its property under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, lease, charter, by-laws or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected, which contravention, breach or default would materially adversely affect its ability to perform its obligations under the Operative Documents, or
         (E) requires any Governmental Action, except for (x) filing of the certificate of trust with the Delaware Secretary of State pursuant to the Remainderman Trust Agreement and (y) filings and recordings necessary or advisable to perfect the rights of the Landlord, Indenture Trustee and the Tenant intended to be created by the Operative Documents.

                 (iii) Enforceability. Assuming the due authorization, execution and delivery by all other parties to each Operative Document to which Remainderman is a party, each such Operative Document is, respectively, a legal, valid and binding obligation of Remainderman, enforceable against Remainderman in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                 (iv) No Actions Pending. There is no action, suit or proceeding before any court, governmental body, agency, commission or other tribunal now pending or, to the actual knowledge of any executive officer of Remainderman having oversight of the transactions contemplated by the Operative Documents, threatened against or affecting Remainderman or naming Remainderman as a party, that questions the validity or enforceability of this Agreement or any other Operative Document to which Remainderman is or is to become a party or that would, if adversely determined, have a material adverse effect on the ability of Remainderman to perform its obligations under any Operative Document.

                 (v) No Remainderman's Liens. No Remainder Purchaser Lien attributable to Remainderman is in existence. The execution, delivery and performance by Remainderman of the Operative Documents to which it is or is to become a party will not subject the Trust Estate, the Indenture Estate, the Properties or any portion of any thereof to any Remainder Purchaser Liens.

                 (vi) Offer of Interest. Except as contemplated herein or by the Indentures or Pass Through Trust Agreements, neither Remainderman, nor any person authorized by Remainderman to act on its behalf, has directly or indirectly offered to any person for sale, or solicited offers to buy from any person or otherwise approached or negotiated with any person, with respect to interests in all or any portion of the Properties or any beneficial or other interest in or under the Remainderman Trust Agreement or any indebtedness secured by any interests in the Properties, including any indebtedness evidenced by the Certificates or Notes, or any securities similar to any of the foregoing, in any case under circumstances which would subject such interest or indebtedness to registration under the Securities Act of 1933, as amended.

                 (vii) No Brokers. Remainderman has dealt with no broker, finder, advisor or other party that could claim a commission, fee or other compensation arising out of the transactions contemplated hereby.

                 (h) Remainderman Participant represents and warrants as of the date hereof as follows:

                 (i) Due Organization, etc. Remainderman Participant is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Connecticut and has all requisite power and authority to enter into and perform its obligations under each Operative Document to which it is a party.

                 (ii) Authorization; No Conflict. The execution, delivery and performance by Remainderman Participant of, the consummation by it of the transactions provided for in, and the compliance by it with all the provisions of, each Operative Document to which it is a party have been duly authorized by all necessary action on its part and neither the execution, delivery and performance thereof, nor the consummation of the transactions contemplated thereby, nor the compliance by it with any of the terms and provisions thereof (A) requires any approval of its partners, (B) requires any approval or consent of any trustee or holders of any of its indebtedness or obligations, except for such approvals and consents as have been duly obtained and are in full force and effect, (C) contravenes any current Legal Requirements applicable to or binding on it, which contravention would materially adversely affect its ability to perform its obligations under the Operative Documents, (D) contravenes or results in any breach of or constitutes any default under, or results in the creation of any lien (other than Permitted Liens) upon any of its property under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, lease, certificate of incorporation, by-laws or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected, which contravention, breach or default would materially adversely affect its ability to perform its obligations under the Operative Documents, or (E) requires any Governmental Action, except for filings and recordings necessary or advisable to perfect the rights of the Landlord, Remainderman, Indenture Trustee and the Tenant intended to be created by the Operative Documents.

                 (iii) Enforceability. Assuming the due authorization, execution and delivery by all other parties to each Operative Document to which Remainderman Participant is a party, each such Operative Document is, respectively, a legal, valid and binding obligation of Remainderman Participant, enforceable against Remainderman Participant in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                 (iv) No Actions Pending. There is no action, suit or proceeding before any court, governmental body, agency, commission or other tribunal now pending or, to the actual knowledge of any executive officer of Remainderman Participant having oversight of the transactions contemplated by the Operative Documents, threatened against or affecting Remainderman Participant or naming Remainderman Participant as a party, that questions the validity or enforceability of this Agreement or any other Operative Document to which Remainderman Participant is or is to become a party or that would, if adversely determined, have a material adverse effect on the ability of Remainderman Participant to perform its obligations under any Operative Document.

                 (v) Offer of Interest. Except as contemplated herein or by the Indentures and Pass Through Trust Agreements, neither the Remainderman Participant, nor any person authorized by Remainderman Participant to act on its behalf, has directly or indirectly offered to any person for sale or solicited offers to buy from any person or otherwise approached or negotiated with any person with respect to interests in all or any portion of the Properties or any beneficial or other interest in or under the Remainderman Trust Agreement or any indebtedness secured by any interests in the Properties, including any indebtedness evidenced by the Certificates or Notes, or any securities similar to any of the foregoing, in any case under circumstances which would subject such interest or indebtedness to registration under the Securities Act of 1933, as amended.

                 (vi) No Brokers. Remainderman Participant has dealt with no broker, finder, advisor or other party that could claim a commission, fee or other compensation arising out of the transactions contemplated hereby.

                 (vii) No Remainderman Lien. No Remainder Purchaser Lien attributable to Remainderman Participant is in existence. The execution, delivery and performance by Remainderman Participant of the Operative Documents to which it is a party will not subject the Trust Estate, the Indenture Estate, any of the Properties or any portion of any thereof to any Remainder Purchase Lien.

                 (i) Remainderman Trustee, in its individual capacity, represents and warrants as of the date hereof as follows:

                 (i) Due Organization, etc. Remainderman Trustee is a banking corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the power and authority to enter into and perform its obligations under the Operative Documents to which it is a party.

                 (ii) Authorization; No Conflict. The execution, delivery and performance by Remainderman Trustee of, the consummation by it of the transactions provided for in, and the compliance by it with all of the provisions of this Agreement and the Remainderman Trust Agreement have been duly authorized by all necessary action on its part and neither the execution, delivery and performance thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof, (A) requires any approval of its stockholders, (B) requires approval or consent of any trustee or holders of any of its indebtedness or obligations, except for such approvals and consents as have been duly obtained and are in full force and effect, (C) contravenes any current Legal Requirement of the State of Delaware or the United States governing its banking or trust powers applicable to or binding on it, which contravention would materially adversely affect its ability to perform its obligations under the Operative Documents, (D) contravenes or results in any breach of or constitutes any default under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, lease, charter, by-laws or other agreement or instrument to which it is a party, or by which it or its properties may be bound or affected, which contravention, breach or default would materially adversely affect its ability to perform its obligations under the Operative Documents or (E) requires any Governmental Action of the State of Delaware or the United States governing its banking or trust powers.

                 (iii) Enforceability. Assuming the due authorization, execution and delivery by all other parties to this Agreement and the Remainderman Trust Agreement, each of this Agreement and the Remainderman Trust Agreement is, respectively, a legal, valid and binding obligation of Remainderman Trustee, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles.

                 (iv) No Remainderman Liens. No Remainder Purchaser Lien attributable to Remainderman Trustee in its individual capacity is in existence. The execution, delivery and performance by Remainderman Trustee of the Operative Documents to which it is a party (in its individual capacity) will not subject the Indenture Estate, or any portion thereof, to any Remainder Purchaser Liens attributable to Remainderman Trustee in its individual capacity.

                 (v) Offer of Interest. Except as contemplated herein or by the Indentures or Pass Through Trust Agreements, neither Remainderman Trustee, nor any person authorized by Remainderman Trustee to act on its behalf, has directly or indirectly offered to any person for sale, or solicited offers to buy from any person or otherwise approached or negotiated with any person, with respect to interests in all or any portion of the Properties or any beneficial or other interest in or under the Remainderman Trust Agreement or any indebtedness secured by any interests in the Properties, including any indebtedness evidenced by the Certificates or Notes, or any securities similar to any of the foregoing, in any case under circumstances which would subject such interest or indebtedness to registration under the Securities Act of 1933, as amended.

                 (vi) No Brokers. Remainderman Trustee has dealt with no broker, finder, advisor or other party that could claim a commission, fee or other compensation arising out of the transactions contemplated hereby.

         14. Notices. Any notice, demand, request, approval, revocation, confirmation, election, consent, waiver or other communication hereunder (a "notice") must be in writing and must be given by hand delivery or by a nationally recognized overnight courier or by mailing the same by registered or certified mail, return receipt requested, addressed to the respective parties at their addresses above set forth. Copies of all notices to Landlord hereunder shall be sent to Owner Participant at its address set forth above. Any party may designate by notice, in writing given in the manner herein specified, a new or other address to which a notice shall thereafter be so given. All notices shall be deemed given when delivered by hand, or five Business Days after being sent by registered or certified mail, or on the next Business Day when sent by overnight courier. The inability to make delivery because of changed address of which no notice was given, or rejection or refusal to accept any notice offered for delivery shall be deemed to be receipt of the notice as of the date of attempted delivery.

         15.     Severability: Binding Effect.


                 (a) Each provision of this Agreement shall be separate and independent and the breach of any such provision by any party hereto shall not discharge or relieve any other party from any of such other party's obligations hereunder. Each provision of this Agreement shall be valid and shall be enforceable to the extent not prohibited by law. If any provision hereof or the application thereof to any Person or circumstance shall to any extent be determined by competent authority to be invalid or unenforceable in any jurisdiction, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it is invalid or unenforceable in such jurisdiction, shall not be affected thereby, and any such invalidation or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 (b) Except as otherwise expressly provided herein, all provisions contained in this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the successors, legal representatives and permitted assigns of the parties hereto to the same extent as if each such successor, legal representative and permitted assign were named as a party hereto. All references herein to any party shall include such party and its successors, legal representatives, and permitted assigns.

                 (c) The provisions of this Agreement may not be waived, modified or terminated except by a writing signed by the party to be charged.

                 (d) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York (other than the conflict of laws rules thereof), except to the extent that the jurisdiction in which a given Property is located requires that the laws of that jurisdiction be applied to this Agreement, in which case and to such extent, this Agreement shall be governed by and construed in accordance with the laws of such jurisdiction.

                 (e) If any right or option provided in this Agreement would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule of law relating to the vesting of an interest in or the suspension of the power of alienation of property, then such right or option shall be exercisable only during the period which shall end 21 years after the date of death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador to the Court of St. James, alive on the date of the execution, acknowledgment and delivery of this Agreement.

                 (f) Notwithstanding anything to the contrary contained in this Agreement, no default by Owner Participant or Landlord hereunder shall in any way adversely affect the rights accorded to the Indenture Trustee pursuant to Article 49 of the Lease.

         16. Indenture. Each of Landlord and Indenture Trustee agrees, for the benefit of Tenant and Owner Participant, (i) to comply with the provisions of the Indenture, (ii) not to waive any provision of the Indenture requiring Tenant's consent thereunder, and (iii) not to amend, supplement, waive or otherwise modify any provision of the Indenture in such a manner as to adversely affect the rights or increase the obligations of any such party without the prior written consent of such party.

         17. Payment of Expenses. Tenant covenants and agrees that, unless payment thereof is governed by a specific provision of an Operative Document, it shall pay all reasonable out-of-pocket expenses, including reasonable attorneys' fees, incurred by each Owner Participant, each Landlord, Owner Trustee (and any co-trustee or separate trustee), Remainderman Trustee (and any co-trustee or separate trustee), Remainderman Participant, Remainderman or Indenture Trustee in connection with (i) the enforcement of any rights of such parties under any of the Operative Documents, (ii) the entering into or giving or withholding of any proposed amendment, modification, supplement, waiver, termination, approval or consent requested by Tenant or (iii) any Event of Loss or any redemption, prepayment, refinancing or assumption of the Notes by Tenant, at Tenant's request or attributable to the events specified in Section 3 of this Agreement or Articles [9, 10, 13, 14, 15, 21, 39, 40 and 41] of each Lease, as the case may be; provided, however, that Tenant shall not be obligated to pay any such expenses to the extent that they relate to or arise out of any of the circumstances described in Section 22(b) below with respect to such party.

         18. Termination or Revocation of Trust Under Trust Agreements. Without prejudice to any right under the Trust Agreements of the Owner Trustees (in their individual capacities) under the Trust Agreements to resign, or of Owner Participant under the Trust Agreements to remove the Owner Trustees (in their individual capacities), subject in each case to the requirement that such resignation shall not be effective unless and until a successor trustee shall have been appointed and shall have accepted such appointment, each of Owner Participant and Owner Trustees hereby irrevocably and unconditionally agrees with Tenant and Indenture Trustee not to terminate or revoke the trust created by the Trust Agreements prior to the termination of the Indenture except as permitted by Article VIII of the Trust Agreement.

         19. Exchange of Obligations of Landlord by the Tenant. (a) Upon the conditions and as more fully provided in Section 3.08 of the Indenture, each of Owner Trustee, Landlord, Owner Participant, Remainderman, Remainderman Participant, Remainderman Trustee and Indenture Trustee agree that if any Lease is terminated pursuant to Article [39] thereof, Tenant may elect to exchange new unsecured or secured, as the case may be, full recourse securities of Tenant for the related Notes by giving notice of such exchange to each such party and each such party will execute and deliver appropriate documentation
(i) releasing Owner Trustee and the affected Owner Participant from all obligations with respect to such Notes and the Properties, or obligations under such Notes and the related supplemental indentures; (ii) to the extent provided in the Indenture, releasing the security interest in the Properties; and (iii) taking all such other actions as are reasonably necessary to permit such exchange by Tenant and that do not materially adversely affect Remainderman, Owner Trustee or Owner Participant. As a condition to the exchange of securities under this Section 19 and Section 3.08 of the Indenture, Tenant shall deliver an Officer's Certificate to Owner Participant stating that the exchange complies with applicable Legal Requirements including, but not limited to, applicable securities laws.

                 (b) Attached as Exhibit B is the form of the "Company Indenture" referenced in Section 3.08 of the Indenture.

         20. Interim Interest Payments. Each Landlord hereby agrees with Tenant, and only with Tenant, and not for the benefit of any other party to this Agreement, that so long as no Material Default or Event of Default shall have occurred and be continuing, it will pay or cause to be paid to the Indenture Trustee sufficient funds to effect the payment of the amount of interest due on the Notes on [INSERT DATES], such payment to be made on or before 11:00 a.m., New York time, on such date and to be applied by the Indenture Trustee to the payment of interest due and payable on the Notes on such dates pursuant to the provisions of the Indenture. Each Owner Participant agrees to give Tenant notice by 11:00 a.m. on [INSERT

DATES] if Landlord has failed to make the payment due on such dates. Each Owner Participant hereby agrees with Tenant and only with Tenant, and not for the benefit of any other party to this Agreement, to the terms and conditions set forth in Article 3(b) of the Leases.

         21.     Basic Rental Adjustments After Closing.

                 (a) If (i) there shall be a material tax law change (including a change in Code or applicable regulations) enacted or promulated prior to Closing or if a material tax law change shall have been proposed the relevant provisions of which have been specifically identified in a notice delivered by Owner Participant to Tenant prior to Closing and the identified provisions or provisions substantially comparable to such provisions are enacted or promulated in final form after Closing, or (ii) there shall be a refinancing of the Notes in accordance with the Indentures, primary term Basic Rent and Termination Value under the Lease for the affected Property or Properties will be adjusted up or down ("Rental Adjustment"). Any Rental Adjustment shall be subject to Section 3(d) of the Lease.

                 (b) Any Rental Adjustment shall be based on the same calculation methods and Pricing Assumptions (as defined in the Purchase Agreement) (including the income tax assumptions) as were used initially by Landlord and Tenant in determining Basic Rent and Termination Value for such Property (except and only to the extent any such assumption is required to be changed by virtue of the event giving rise to the Rental Adjustment, any event giving rise to any prior adjustments or any tax indemnity payments by Tenant). Any such adjustment (i) shall preserve Owner Participant's Economics (as hereinafter defined) that would have been realized had the event causing the Rental Adjustment not occurred, and to the greatest extent possible, shall minimize average annual Basic Rent payments and preserve Tenant's off- balance sheet treatment and (ii) shall (A) satisfy the cash flow and profits tests of Revenue Procedures 75-21, 1975-1 C.B. 715 and 75-28, 1975-1 C.B. 752 and any
successor or supplemental procedure or provision relating thereto and (B) be made in a manner designed to comply with Section 467 of the Code and any successor or supplemental provisions of federal tax law and any regulations thereunder. All such adjustments shall be submitted by Owner Participant to Tenant promptly after the event causing such adjustment.

                 (c) When any Rental Adjustment required to be made pursuant hereto is submitted to Tenant, Owner Participant shall confirm in a writing, executed by one of its authorized officers to Tenant and Indenture Trustee that the assumptions, methods and computations employed in the applicable initial calculations of Basic Rent and Termination Value for such Property were used in calculating such adjustment and that such adjustment was made in compliance with the applicable provisions of this Section. If requested by Tenant, such determination shall be verified by an independent and nationally recognized accounting firm agreed upon by Tenant and Owner Participant and which is not then engaged by either of them as its auditor, which review and verification shall determine whether Owner Participant's computations are mathematically accurate and are properly based on the methodology and assumptions required hereunder. If such accounting firm determines that Owner Participant's Rental Adjustments are incorrect, then such accounting firm shall determine the correct adjustments, and such determination shall be final and binding in the absence of manifest error. The cost of any such determination by such accounting firm shall be borne by Tenant unless the determination results in a reduction in the present value of the Basic Rent (discounted semiannually at seven and one-half percent (7-1/2%)) by ten basis points or more from the amount proposed by Owner Participant, in which case the costs of determination shall be borne by Owner Participant. Owner Participant shall make available to such accounting firm on a satisfactory confidential basis such information as may be required by them to verify and determine the computations pursuant hereto provided, however, in no event shall Owner Participant be required to disclose its tax returns to Tenant or any other Person in connection with such verification procedure or otherwise. Tenant and Owner Participant agree that the sole responsibility of the independent accounting firm shall be to verify and determine the calculation of a Rental Adjustment hereunder and that matters of interpretation of this Agreement, the Leases or any other Operative Document are outside the scope of the independent accounting firm's responsibility.

                 (d) "Owner Participant's Economics" shall mean Owner Participant's nominal after-tax yield, total after-tax cash flow and total FASB after-tax lease income for the first five years utilizing the multiple investment sinking fund method of analysis computed on the basis of the same methodology and assumptions as were utilized in Owner Participant's original calculation of Basic Rent and Termination Value.

         22. General Indemnity. (a) Tenant agrees, whether or not any of the transactions contemplated by this Agreement, the Purchase Agreement, Leases, Trust Agreements and Indentures and the other Operative Documents ("Sale and Leaseback Documents") shall be consummated, to assume liability for, and to indemnify, protect, defend, save, make whole and keep harmless each Indemnitee on an After-Tax Basis, from and against any and all Claims that may be imposed on, incurred by or asserted against any Indemnitee, whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to the date of this Agreement in any way relating to or arising out of:

                 (i) (without regard to any representation or warranty by Tenant that may have been qualified by the phrase "to the best knowledge of Kmart" or words of similar import) any of the Properties or the ownership, operation, possession, use, improvement, rental, leasing, subleasing, financing pursuant to the Indentures, storage, preparation, installation, inspection, transfer of title, sale, return or other application or disposition, reconveyance, repair or maintenance, subdivision, delivery, non-delivery, construction, design, purchase, acceptance, rejection, modification, substitution or condition of all or any part of any interest in any Property, or the granting of easements, licenses, or any similar rights with respect to, or any dedication, condemnation, or taking of or with respect to, all or any part of, or interest in any Property or any Lease (including any property substituted for any such Property pursuant to the Lease relating to such substituted property) including, without limitation, (x) claims or penalties arising from any products liability, negligence, statutory liability or violation of law or in tort (strict, absolute or otherwise), or (y) latent or other defects, whether or not discoverable;

                 (ii) a Release, a violation of or non-compliance with any Environmental Law, any Hazardous Material, any Environmental Claim, or any other loss of or damage or injury to any property, Person or the environment (including, without limitation air, water vapor, surface water, ground water, drinking water, land (including surface and subsurface), plant, aquatic and animal life) relating to or arising in connection with any Property (including without limitation, any Property for which a substitution is made under Article 41 of the Lease), any Lease or Tenant (including, without limitation, all costs and expenses associated with remediation, response, removal, containment, restoration, corrective action, financial assurance, environmental liens, natural resource damages and the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required under applicable Environmental Laws);

                 (iii) any of the Operative Documents or any transactions contemplated thereby or by the Underwriting Agreement;

                 (iv) any (A) breach by Tenant of any of its representations or warranties set forth in the Operative Documents,
         (B) failure by Tenant (or any permitted lessee) to perform or observe any covenant or agreement to be performed by it under any of the Operative Documents or (C) untrue statement of a material fact contained in any registration statement or any prospectus delivered in connection with the transactions contemplated by the Operative Documents or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                 (v) with respect to Owner Participant Parent and Owner Participant only, the application of Part 4 and 5 of Subtitle B of Title I of ERISA as a result of the sale of the Certificates or Notes in accordance with the Operative Documents; or

                 (iv) the offer, sale, purchase, holding or delivery of the Notes or Certificates or any other securities issued in connection with the Operative Documents.

                 (b) Tenant shall not be required to indemnify an Indemnitee under this Section 22 for any of the following:

                 (i)      with respect to an Indemnitee,


                          (A) any Claim attributable to the gross negligence or willful misconduct of such Indemnitee;

                          (B) any Claim attributable to a transfer by such Indemnitee of any Property or any interest therein, or, with respect to Owner Participant, any transfer of its Owner Participant Interest, other than (x) any transfer of a Property or any interest therein while a Material Default or Event of Default shall have occurred and be continuing under any Lease, or (y) any Claim attributable to a transfer of any Property or any interest therein under Articles [14, 15, 21, 39, 40 or 41] of the Lease or Section 3 of this Agreement;

                 (ii) any fee, cost or expense expressly provided under the Operative Documents to be paid or borne by an Indemnitee to the extent that such Indemnitee shall have expressly agreed in the Operative Documents to bear such fee, cost or expense without right of reimbursement or indemnity under the Operative Documents;

                 (iii) any Claim in respect of any Indemnified Taxes or Indemnified Assessments, other than any payment necessary to make payments under this Section 22 on an After-Tax Basis (it being understood that Section 23 hereof, Article 6 of the Leases and the Tax Indemnification Agreement exclusively provide for Tenant's liability with respect to such Taxes);

                 (iv) any Claim to the extent attributable solely to acts, events or circumstances which first occur after the later of (A) the expiration or earlier termination of the applicable Lease and the repayment of the applicable Notes in whole and

         (B) Tenant's actual surrender or return of possession of the applicable Property in accordance with the applicable Lease;

                 (v) any Claim attributable to a breach by any Indemnitee of its representations or warranties set forth in the Operative Documents to which it is a party or from a violation of laws by such Indemnitee, unless such breach or violation is attributable to any act, omission, breach, violation or misrepresentation of a Person other than such Indemnitee;

                 (vi) the failure of such Indemnitee to perform or observe any covenant, agreement or condition on its part (including, without limitation, the obligation to remove Lessor Liens, Remainder Purchaser Liens, or Indenture Trustee Liens) required to be performed or observed in this Agreement or any of the other Operative Documents;

                 (vii) the offer, sale or disposition by or on behalf or for the account of such Indemnitee of any Notes or Certificates or any similar interest (other than each Owner Participant, Owner Trustee and each Landlord);

                 (viii) a failure on the part of such Indemnitee to distribute in accordance with the Indenture, any supplemental indenture, or the Trust Agreements, as the case may be, any amounts received and distributable by it thereunder;

                 (ix) the authorization or giving or withholding of any amendment, modification, supplement, waiver, termination, approval or consent with respect to this Agreement or any of the other Operative Documents other than such as have been consented to or requested by Tenant and other than such as occur while an Event of Default has occurred and is continuing and that are not given or entered into in violation of any of the Operative Documents (other than to the extent that such actions violate the provisions of the Operative Documents requiring the consent of Tenant);

                 (x) any amount constituting an amount payable by Landlord under the Indenture or the Notes resulting from an Indenture Event of Default or Indenture Default that does not also constitute an Event of Default; and

                 (xi) any Claim that constitutes or arises from any Indemnitee's exercise of its contest rights with respect to a Permitted Lien attributable to such Indemnitee.


                 (c) With respect to any amount that Tenant is requested by an Indemnitee to pay by reason of this Section 22, such Indemnitee shall, if so requested by Tenant, at Tenant's expense, submit such information or additional information and/or documentation to Tenant as Tenant may reasonably request properly to substantiate the requested payment.

                 (d) In case any action, suit or proceeding shall be brought against any Indemnitee for which such Indemnitee is entitled to indemnification under this Section 22, such Indemnitee shall promptly notify Tenant of the commencement thereof (but the failure to do so shall not relieve Tenant of its obligation to indemnify such Indemnitee except to the extent that Tenant is prejudiced as a result of such failure). Tenant shall have the right to investigate, and the right in its sole discretion to defend or compromise, any Claim for which indemnification is sought under this Section 22, and at Tenant's expense, each Indemnitee shall cooperate with all reasonable requests of Tenant in connection therewith; provided that Tenant shall not be entitled to assume and control the defense of any such action, suit or proceeding if, in the reasonable opinion of such Indemnitee, such defense or compromise involves the potential imposition of criminal liability on such Indemnitee or a conflict of interest between such Indemnitee and Tenant. Where Tenant undertakes the defense of an Indemnitee with respect to a Claim, no additional legal fees or expenses of such Indemnitee in connection with the defense of such Claim shall be indemnified hereunder unless such fees or expenses were incurred at the request of Tenant. An Indemnitee shall be entitled, at its own expense, acting through counsel acceptable to Tenant, to participate in any action, suit or proceeding the defense of which has been assumed by Tenant pursuant to the preceding provisions, provided, that such party's participation does not, in the opinion of independent counsel to Tenant, interfere with such control; and such participation shall not constitute a waiver of the indemnification provided in this Section 22. Notwithstanding anything to the contrary contained herein, Tenant shall not under any circumstances be liable for the fees and expenses of more than one counsel for each of (i) the Owner Participants, the Landlords and the Owner Trustee (and their respective successors and permitted assigns, agents and servants), and (ii) the Indenture Trustee and the Pass Through Trustee (and their respective successors and permitted assigns, agents and servants).

                 (e) Notwithstanding anything in this Section to the contrary, in any action, suit or proceeding to which any Indemnitee is a party, Tenant shall not enter into any settlement or other compromise with respect to any Claim without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld, unless Tenant acknowledges in writing reasonably satisfactory to such Indemnitee such Indemnitee's right to full indemnification under this Section 22 with respect to such Claim; provided, however, that such acknowledgment shall not preclude Tenant from raising a defense to liability under this Section 22 if a court of competent jurisdiction has rendered a decision that the cause of the Claim is not one for which Tenant is responsible to pay an indemnity to such Indemnitee under this Agreement. Unless a Material Default shall have occurred and be continuing under any Lease, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim which it asserts is entitled to be indemnified under this Section 22 without the prior written consent of Tenant, which consent shall not be unreasonably withheld, unless such Indemnitee waives its right to be indemnified under this Section 22 with respect to such Claim.

                 (f) Upon payment in full of any Claim by Tenant pursuant to this Section 22 to or on behalf of an Indemnitee, Tenant, without any further action, shall be subrogated to the indemnified Claim and any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be reasonably necessary to preserve any such claims and otherwise cooperate with Tenant and give such further assurances as are reasonably necessary or advisable to enable Tenant to pursue such claims.

                 (g) Nothing in this Section 22 shall (i) be construed as a guaranty by Tenant of any residual value in any Property or as a guaranty of any of the Notes or the Certificates to be issued pursuant to the Pass Through Trust Agreements or (ii) modify or limit the rights and obligations under any Operative Document with respect to any party hereto as to any Claim covered hereby.

                 (h) For purposes of this Section 22, the following terms shall have the meanings ascribed to them below.

                          "After-Tax Basis" shall have meaning set forth in
Section 23(h) except that for purposes of this Section the term Tax Indemnitee shall be deemed to mean an Indemnitee as defined herein.

                          "Claims" shall mean liabilities, obligations,
damages, losses, penalties, fines, claims (including, without limitation, Environmental Claims), actions, suits, judgments, administrative or judicial orders, settlements, utility charges, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses and costs of investigation) of any kind and nature whatsoever, whether or not subject to litigation.

                          "Environmental Claims" shall mean any and all
administrative, regulatory or judicial actions or causes of action, suits, obligations, liabilities, losses, proceedings, decrees, judgments, penalties, fees, orders, directives, (including any obligations involving liability in tort, strict, absolute or otherwise), liens, notices of noncompliance or violation, and legal fees or costs of investigation or proceedings, relating in any way to any Environmental Law or arising from the presence or Release (or alleged presence or Release) into the environment of any Hazardous Materials (hereinafter "Claims") including, without limitation, and regardless of the merit of such Claim, any and all Claims by any governmental or regulatory authority or by any third party for enforcement, cleanup, removal, containment, restoration, corrective action, response, remedial or other actions or damages, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Law or any alleged injury or threat of injury to human health, safety, the environment or natural resources.

                          "Environmental Law(s)" shall mean all federal, state,
and local laws, ordinances, rules, regulations, requirements, permits, licenses, authorizations, approvals, criteria, guidelines, and judicial and administrative orders, decrees, or judgments, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof, relating to the regulation and protection of human health, safety, the environment and natural resources including, without limitation, laws (and all other items recited above) relating to emissions, discharges, releases, threatened releases or remediation of, or any other response action related to, Hazardous Materials (as herein defined) or otherwise relating to the generation, use, treatment, storage, recycling, disposal, transport, or handling of or exposure to Hazardous Materials. Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"); the Resource Conservation and Recovery Act ("RCRA"); the Federal Insecticide, Fungicide, and Rodenticide Act; the Toxic Substances Control Act; the Clean Air Act; the Federal Water Pollution Control Act; the Oil Pollution Act of 1990, the Endangered Species Act; the National Environmental Policy Act; the Hazardous Materials Transportation Act; the Occupational Safety and Health Act; and the Safe Drinking Water Act; each as amended from time to time, and each of their state and local counterparts or equivalents.

                          "Hazardous Material(s)" shall mean (i) "hazardous
substances," as defined by CERCLA, as amended from time to time and any regulations promulgated thereunder; (ii) "hazardous wastes," as defined by RCRA, as amended from time to time and any regulations promulgated thereunder;
(iii) any pollutant or contaminant or hazardous, restricted, dangerous or toxic chemicals, materials, wastes or substances within the meaning of any Environmental Law; (iv) any chemical, material, substance, or waste, the presence, use, generation, treatment, release, emission, discharge, transport, storage, or disposal of which is now or hereafter prohibited, limited or regulated by any Environmental Law or governmental authority; (v) any substance, material, product, chemical, derivative, compound, mixture, mineral, waste, gas, medical waste, contaminant or pollutant which would require investigation, response or remediation as a result of any public or private action brought pursuant to any Environmental Law; (vi) any radioactive material, asbestos in any form or condition, petroleum or petroleum products, flammable explosives, urea formaldehyde foam insulation, polychlorinated biphenyls, and radon gas.

                          "Indemnitee" shall mean each Owner Participant, Owner
Participant Parent, each Landlord, each Trust Estate, Remainderman Participant, Remainderman, Remainderman Trustee (in its individual capacity and as trustee under the Remainderman Trust Agreement), Indenture Trustee (in its individual capacity and as trustee under each of the Indentures) and Corporate Owner Trustee and Individual Owner Trustee (each in its individual capacity and as trustee under the Trust Agreements together with any co-trustees permitted under such Trust Agreements) and each of their respective Affiliates, permitted successors, assigns, and transferees, servants, employees, agents, shareholders, partners, directors and officers.

                          "Release" shall mean the release, deposit, disposal
or leak of any Hazardous Material into, upon or under any land, water or air, or otherwise into the environment in violation of Environmental Laws, including without limitation by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

         23.     General Tax Indemnity.

                 (a) Notwithstanding Section 23(b), whether or not any of the transactions contemplated hereby or by any of the Operative Documents shall be consummated, Tenant shall pay and discharge, and shall indemnify and hold harmless, on an After-Tax Basis, each Tax Indemnitee with respect to all Indemnified Taxes.

                 (b) Notwithstanding Section 23(a), Tenant shall not be required to pay, reimburse or indemnify any Tax Indemnitee for or with respect to:

                 (i) any Excluded Tax (irrespective of whether absent this subsection (b) such Tax might otherwise be an Indemnified Tax), provided however, that this clause (i) shall not apply, in the case of any Owner Participant Tax Indemnitee, to (A) any net income tax imposed by the state of Ohio arising in connection with or attributable to any Original Property or part thereof that is located therein or any Substitute Property that is located in Ohio and replaces an Original Property that is located in Ohio; (B) any Tax that is or is in the nature of franchise Tax imposed by any state or local government in the United States or any political subdivision or taxing authority thereof or therein where any of the Original Properties or any part thereof is located or any Substitute Property that replaces an Original Property and that is located in the same state in which the Original Property that it replaces is located; provided, further, that the total amount of all such incremental franchise Taxes and Ohio state income Tax paid (in each case, excluding any interest, penalties, fines and additions to Tax thereon or thereto), reimbursed or indemnified by Tenant under this clause (i) (A) and (B) to all Owner Participant Tax Indemnities discounted to the Closing Date on an annual basis at 10 percent shall not exceed $575,000; provided, however, (1) if a Substitute Property is located in the same state as an Original Property it replaces, the opinion required for purposes of paragraph (b) of Article 41 of the Lease shall not take into account for purposes of considering whether or not such substitution will result in any material incremental adverse Tax consequences the fact that the Owner Trustee and the Owner Participant may be entitled to indemnification with respect to either any incremental increase in Ohio state income Tax with respect to such Ohio Substitute Property pursuant to subsection (i)(A) or with respect to any incremental increase in any Tax that is or is in the nature of a franchise Tax with respect to any other such Substitute Property pursuant to subsection (i)(B); and, (2) if a Substitute Property replaces an Original Property that is located in Texas, Ohio or New York and such Substitute Property is located in a state that is different from the state in which the Original Property is located, the Tax Cap shall be decreased by the amount specified in Schedule ___ hereto for such Original Property for the year in which such substitution occurs; and
         (C) any net income Tax and any Tax that is or is in the nature of a franchise Tax in each case imposed by any state or local government in the United States or any political subdivision or taxing authority thereof or therein where any Substitute Property or any part thereof is located if (x) such Substitute Property replaces an Original Property and is located in a state other than the state in which the Original Property that it replaces is located or (y) such Substitute Property replaces any Substitute Property.

                 (ii) any Indemnified Tax imposed upon the sale or transfer by any Tax Indemnitee of all or a part of any Property or interest in the Lease or the Remainder Interest except for: (A) a sale and transfer pursuant to Tenant's Purchase Offer or otherwise to Tenant as set forth in Articles 14, 15, or 40 of the relevant Lease or any sale to a third party under Article [39] of the relevant Lease; (B) any disposition or transfer resulting in connection with Articles

         [9, 10, 13, 21 or 41] of the relevant Lease; (C) a transfer in connection with an Event of Default under the applicable Lease; and
         (D) any disposition or transfer resulting in connection with Section 3 of this Agreement;

                 (iii) any Indemnified Tax imposed or levied on or assessed against any income or any business activity of a Tax Indemnitee solely to the extent such Indemnified Tax would have been imposed or levied in the absence of the transactions contemplated by the Operative Documents (including any intangibles tax imposed with respect to any debt or investment paper of any Tax Indemnitee that is unrelated to the transactions contemplated by the Operative Documents or the Owner Participant's Financing);

                 (iv) any Indemnified Tax imposed on a Tax Indemnitee resulting from the willful misconduct or gross negligence of such Tax Indemnitee or any breach by such Tax Indemnitee of any of its representations, warranties or covenants in the Operative Documents to which it is a party unless such breach or violation results from Tenant's acts, omissions or misrepresentations;

                 (v) with respect to any Indemnified Tax, any interest, penalties, fines or additions to tax imposed on or payable by a Tax Indemnitee resulting from the failure of such Tax Indemnitee to file any return or report in a procedurally proper and in a timely manner pursuant to its obligations under Section 23 hereof except to the extent such failure is caused by the failure of the Tenant to fulfill its obligations, if any, hereunder with respect to such return or report;

                 (vi) any Indemnified Tax imposed on or payable by a Tax Indemnitee that would not have been imposed but for any failure of such Tax Indemnitee to comply with: (A) certification, information, documentation, reporting or other similar requirements (each a "Requirement") concerning nationality, residence, identity or connection with the jurisdiction imposing such Indemnified Taxes, if such compliance is required by statute or regulation of the jurisdiction imposing such Indemnified Taxes as a precondition to relief or exemption from such Indemnified Taxes and such Tax Indemnitee was eligible to comply with such Requirement; provided that this clause (A) shall not apply to any Owner Participant Tax Indemnitee; or (B) any other Requirements under the tax laws or regulations of the jurisdiction imposing such Indemnified Taxes that would establish entitlement to otherwise applicable relief or exemption from such Taxes if such compliance by such Tax Indemnitee was timely requested by the Tenant in writing and such Tax Indemnitee was eligible to comply with such Requirement; provided, however, that in no event shall any Tax Indemnitee be required to take any action hereunder which, in its sole discretion, exercised in good faith, would have any unindemnified adverse consequence to it and provided however, that if in the opinion of such Tax Indemnitee it would be so affected, such Tax Indemnitee shall provide to Tenant a written statement articulating the reasons for the Tax Indemnitee's failure to comply with the requested action and the estimated cost to Tax Indemnitee of the unindemnified adverse consequence to be relied upon and provided further that Tax Indemnitee shall undertake such compliance requested by Tenant pursuant to this subsection if Tenant shall so elect and
         provide such Tax Indemnitee at Tenant's election with either   (x) a
         cash payment in the full amount of the estimated cost as set forth in the Tax Indemnitee's written statement or (y) such alternative means of full indemnification as may be agreed upon by the parties negotiating in good faith indemnification for the unindemnified adverse consequences relating thereto;

                 (vii) with respect to any Property, any Indemnified Tax to the extent attributable to acts, events or circumstances which occur after the later of (A) the expiration or earlier termination of the applicable Lease with respect to such Property and (y) the Tenant's actual surrender or return of possession of such Property in accordance with the applicable Lease; provided that this clause (viii) shall not apply to Indemnified Taxes attributable to or arising from any act, event or circumstance occurring on or before the later to occur of (x) and (y) or relating to payments due pursuant to the Operative Documents; or

                 (viii) any Indemnified Tax expressly included in the Transaction Expenses to be paid by the Owner Participant (so long as any such Taxes paid to Tenant are paid by Tenant to the appropriate taxing authority) or provided under the Operative Documents to be borne by any party other than Tenant or an Owner Participant Tax Indemnitee.

                 (c) Notwithstanding any other provision of this Section 23 to the contrary, (i) the Tenant will indemnify, on an After-Tax Basis, each Trust, each Owner Trustee (individually and as Owner Trustee), each Owner Participant and each of their respective permitted assigns, successors, or transferees (and any affiliate of any of the foregoing) for any obligation with respect to United States federal withholding taxes imposed on or payable by any Trust, any Owner Trustee (individually and as Owner Trustee) any Owner Participant or any of their respective permitted assigns, successors, or transferees (or any affiliate of any of the foregoing) (x) with respect to the Owner Participant's Financing (or any debt permitted to be issued to refinance or refund such

Owner Participant's Financing, or (y) as a result of a claim by the Internal Revenue Service asserted against any Trust, any Owner Trustee (individually and as Owner Trustee) or any Owner Participant or any of their respective permitted assigns, successors, or transferees (or any affiliate of any of the foregoing) with respect to the Owner Participant's Financing.

                 (d) (i) If any written claim shall be made against any Tax Indemnitee or if any proceeding shall be commenced against any Tax Indemnitee (including a written notice of such proceeding) for any Indemnified Taxes as to which the Tenant may have any payment, discharge or indemnity obligation pursuant to this Section 23, such Tax Indemnitee shall promptly notify the Tenant in writing and shall not take any action with respect to such claim, proceeding or Indemnified Tax without the written consent of the Tenant (which consent shall not be unreasonably withheld or delayed) for 60 days after the receipt of such notice by the Tenant; provided, however, that, in the case of any such claim or proceeding or Indemnified Tax, if such Tax Indemnitee shall be required by applicable Laws to take action prior to the end of such 60-day period, such Tax Indemnitee shall in such notice to the Tenant, so inform the Tenant, and such Tax Indemnitee shall not take any action with respect to such claim, proceeding or Indemnified Tax without the written consent of Tenant (which consent shall not be unreasonably withheld or delayed) for 10 days after the receipt of such notice by the Tenant unless the Tax Indemnitee shall be required by applicable Laws to take action prior to the end of such 10-day period, in which case the Tax Indemnitee may take any action with respect to such claim, proceeding or Indemnified Tax prior to the end of such 10-day period, provided such Tax Indemnitee has not, at the time of taking such action, received a written request contemplated by Section 23(d)(ii) below.

                 (ii) If requested by the Tenant within 60 days (or such shorter period as specified in Section 23(d) (i) above), after receipt by the Tenant of the required notice with respect to the claim or proceeding that is the subject of such notice; or, in the case of any claim or proceeding with respect to which Tenant (as opposed to the Tax Indemnitee) receives notice, upon the request of the Tenant, the applicable Tax Indemnitee either: (A) in the case of a claim or proceeding or Indemnified Tax which may be contested in the name of the Tenant or of any Tax Indemnitee other than an Owner Participant Tax Indemnitee and independently (without joinder, contribution or otherwise) from any claim, proceeding or Indemnified Tax that is not subject to indemnification by the Tenant, shall permit the Tenant to, or, in the case of any claim or proceeding, may request the Tenant to, or (B) in the case of a claim, proceeding or Indemnified Tax which must be contested in the name of an Owner Participant Tax Indemnitee, but which may be contested independently (without joinder, contribution or otherwise) from any claim, proceeding or Tax that is not subject to indemnification by the Tenant may, upon prior written consent of the applicable Owner Participant Tax Indemnitee which consent shall be in its sole discretion exercised in good faith, permit Tenant to (so long as, in the good faith judgment of such Owner Participant Tax Indemnitee, there is no reasonable possibility that the Tenant's direction of such contest could have any adverse impact on the financial or public relation interests of such Owner Participant Tax Indemnitee, in which case, such Owner Participant Tax Indemnitee may assert or reassert control of the Contest; provided, however, the foregoing right to assert or reassert control shall not apply to any ad valorem real estate or personal property Tax contest) (any contest of any claim, proceeding or Indemnified Tax ("Contest") described in the foregoing clauses (i) or (ii) (for so long as the Tenant controls the Contest) being hereinafter referred to as a "Tenant-Controlled Contest"), or (iii) in the case of a Contest which is not a Tenant-Controlled Contest, shall itself, contest in good faith (including, without limitation, by pursuit of appeals and administrative procedures), the validity, applicability or amount of Taxes at issue in such claim or proceeding.


                 (iii) No matter who is in control, a Contest at the election of the Controlling Party (as defined herein) may include, without limitation, a challenge to the validity, applicability or amount of any Indemnified Tax by:

                          (A)     resisting payment thereof;

                          (B) not paying the same except under protest (which protest must be pursued using reasonable efforts in appropriate administrative and/or judicial proceedings) if protest shall be necessary and proper; or,

                          (C) if payment shall be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and/or judicial proceedings,

(it being understood that Tenant may appeal or require the Tax Indemnitee to appeal to any appropriate administrative or judicial appeal body; provided, however that no appeal shall be permitted or required hereunder to the United States Supreme Court with respect to any Contest in which the Tax Indemnitee is an Owner Participant Tax Indemnitee).

                 (iv) In the case of any Contest with respect to which the Tax Indemnitee is an Owner Participant Tax Indemnitee, in no event shall any such Contest be required or permitted unless,

                 (A) in the case of any such Contest (1) which must be contested in the name of the Tax Indemnitee or (2) which is contested by the Tax Indemnitee in the name of the Tenant, the amount at issue (taking into account all similar and logically related claims with respect to the transactions contemplated by the Operative Documents to the extent relating to the Property with respect to which the claim was made or the proceeding was commenced that have been or could be raised in an audit by the taxing authority in question for any other taxable period with respect to which an assessment of a tax deficiency is not barred by a statute of limitations, including, without limitation, such claims that may arise in future periods) exceeds $25,000;

                 (B) Tenant shall have agreed in writing to pay the applicable Tax Indemnitee and shall pay on an After-Tax Basis as incurred all reasonable out-of-pocket costs and expenses that such Tax Indemnitee shall incur in connection with the contest of such claim (including, without limitation, all reasonable costs, expenses, legal and accounting fees and disbursements);

                 (C) the applicable Tax Indemnitee shall have determined in its sole discretion exercised in good faith that the action to be taken will not result in any material danger of sale, forfeiture or loss of any Property or Remainder Interest with respect to which the claim was made or the proceeding was commenced or any other Property or Remainder Interest located within the same taxing jurisdiction or state as the taxing authority with respect to which the requested action is to be taken or any part thereof or interest therein or the creation of any Lien on any Property or Remainder Interest with respect to which the claim was made or the proceeding was commenced or any other Property or Remainder Interest located within the same taxing jurisdiction or state as the taxing authority with respect to which the requested action is to be taken or any part thereof or interest therein other than any Permitted Liens and that there is no risk of criminal liability that may be imposed on or with respect to such Tax Indemnitee;

                 (D) if such contest is to be effected by payment of the claim, Tenant shall advance the amount thereof plus, as applicable, interest, penalties and additions to tax with respect thereto to the applicable Tax Indemnitee on an interest-free basis (at no additional net after-tax cost to such Tax Indemnitee but taking into account any net tax savings associated with such advance);

                 (E) no Material Default or Event of Default shall have occurred and be continuing under the applicable Lease; and,

                 (F) in the case of a Contest which must be contested in the name of the Tax Indemnitee or which is contested by the Tax Indemnitee in the name of the Tenant, (1) prior to initiating the Contest the Tenant shall have furnished the Tax Indemnitee with an opinion of Tenant's Tax Counsel, which opinion shall be furnished solely at the Tenant's expense, to the effect that a Reasonable Basis exists for such Contest; and, (2) prior to the appeal of any adverse judicial determination, Tenant shall have furnished the Tax Indemnitee with an opinion of Tenant's Tax Counsel, which opinion shall be furnished solely at the Tenant's expense, to the effect that there is a Reasonable Basis for concluding that there will be a reversal or other substantial favorable modification of such determination on appeal;

                 (G) After the completion of an administrative proceeding of first instance and prior to any administrative appeal, the Tenant shall have acknowledged in writing its obligation to indemnify the applicable Tax Indemnitee for the Indemnified Tax pursuant to this
         Section 23 in the event the contest is unsuccessful (in whole or in part) or shall, in good faith, have notified such Tax Indemnitee of the reasons the Tenant is not or may not be liable for the Indemnified Tax if the Contest is unsuccessful (in whole or in part). Notwithstanding the foregoing, the Tenant shall have acknowledged in writing its obligation to indemnify (in whole or in part) the Tax indemnitee for any Indemnified Tax pursuant to this Section 23 in the event that the Contest is unsuccessful (in whole or in part) prior to
         any petition or complaint to a court.   Any such acknowledgement shall
         not preclude Tenant from raising a defense to liability under this
         Section 23 if a court of competent and proper jurisdiction has rendered a decision that the cause of the claim is not one for which Tenant is responsible to pay an indemnity hereunder; and

                 (H) if the subject matter of the claim, proceeding or Indemnified Tax shall be of a continuing nature and shall have previously been the subject of an adverse final determination hereunder after exercise by the Tenant of its rights pursuant to this
         Section 23, the Tenant shall have delivered to such Tax Indemnitee at Tenant's expense an opinion of Tenant's Tax Counsel to the effect that as a result of a change in law or fact it is more likely than not that the Tax Indemnitee will prevail in the contest of such claim.

                 (v) The Tenant shall conduct any Tenant-Controlled Contest and the relevant Tax Indemnitee shall control any

         Contest other than a Tenant-Controlled Contest. The party conducting the Contest ("Controlling Party") shall consult in good faith with the other party ("Noncontrolling party") and its counsel with respect to such Contest but the decisions regarding what actions to be taken shall be made by the Controlling Party in its sole judgment (exercised in good faith). In addition, the Controlling Party shall keep the Noncontrolling Party reasonably informed as to the progress of the Contest, and shall provide the Noncontrolling Party with a copy of (or appropriate excerpts from) any reports or claims issued by the relevant auditing agents or taxing authority to the Controlling Party or any affiliate thereof, in connection with such claim, proceeding, Indemnified Tax or Contest.

                 (vii) Except as provided in the next sentence of this Section 23(d)(vii), no Tax Indemnitee shall settle any Contest hereunder without the consent of Tenant, which consent shall not be unreasonably withheld. Notwithstanding anything contained in this Section 23, a Tax Indemnitee shall not be required to contest any claim or permit the Tenant to contest any claim and may settle any Contest without the consent of the Tenant if such Tax Indemnitee: (A) shall waive its right to payment, discharge and indemnity under this Section 23 and, if applicable, any corresponding claim under Article 6 of the Lease with respect to such Indemnified Tax (and any claim made by the claiming taxing authority or any other taxing authority with respect to the same or any other taxable periods that are based, in whole or in part, upon the resolution of such claim) and (B) shall pay to the Tenant any amount previously paid or advanced by the Tenant pursuant to this Section 23 with respect to such claim for such Indemnified Tax or the contest of such Indemnified Tax other than the costs and expenses of the contest of such claim paid by the Tenant in accordance with clause (B) of Section 23 (d)(v).

                 (vii) If any Tax Indemnitee shall receive a refund of all or part of any Indemnified Taxes paid, reimbursed or advanced by the Tenant with respect to any Contest under this Section 23, then, provided no Material Default or Event of Default shall have occurred and be continuing, such Tax Indemnitee shall pay to the Tenant within 60 days of such receipt an amount equal to the lesser of: (A) the amount of such refund of such Indemnified Taxes plus or minus any net tax benefit or cost (taking into account any Indemnified Taxes incurred by such Tax Indemnitee by reason of the receipt or accrual of such refund) realized by such Tax Indemnitee as a result of any payment made pursuant to this sentence (including this clause (A)), and (B) the amount of such Indemnified Taxes paid, reimbursed or advanced by the Tenant to the Tax Indemnitee, it being intended that such Tax Indemnitee shall retain a net tax benefit pursuant to this

         Section 23 only if the Tenant shall first have been reimbursed for all Indemnified Taxes it paid to such Tax Indemnitee pursuant to this Section. If, in addition to such refund, such Tax Indemnitee shall receive an amount representing interest on the amount of such refund, such Tax Indemnitee shall pay the Tenant within 60 days of receipt, that portion of such interest that shall be fairly attributable to Indemnified Taxes paid, reimbursed or advanced by the Tenant prior to the receipt of such refund. Any subsequent denial, loss, repayment or recapture of such refund will be treated as an Indemnified Tax for which the Tenant is responsible hereunder subject to the Tenant's right to contest such denial, loss, repayment or recapture under, and in accordance with, Section 23(a) as though it were a new claim, proceeding or Indemnified Tax hereunder.

                 (e) (i) Any amount payable by the Tenant to a Tax Indemnitee pursuant to this Section 23 shall be paid within 60 days after receipt by the Tenant of a written demand there for from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but (except as provided in Article 6 of the Lease) shall in no event be payable before the date such Indemnified Tax is due. Any payments made pursuant to this Section 23 shall be made directly to the Tax Indemnitee entitled thereto or the Tenant, as the case may be, in immediately payable funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee and mailed to the payee by certified mail, postage prepaid at its address as set forth in this Agreement or as provided to the payor from time to time in writing. Any Indemnified Taxes indemnified hereunder shall be payable by the Tenant, to the extent allowed, directly to the appropriate taxing authority on or before the time, and in the manner, prescribed by applicable Laws, without the necessity of any prior demand by a Tax Indemnitee.

                 (ii) In the event the Tenant fails to make any payment required under this Section 23, and the Tax Indemnitee makes a payment with respect to any such Indemnified Taxes that are due and payable at the time of such payment (other than with funds advanced to the Tax Indemnitee on an interest-free basis by the Tenant pursuant to this
         Section 23) the Tenant shall pay to the Tax Indemnitee interest on the amount of such payment at the Default Rate (as defined in Article 1(b)(ii) of the Lease) from (A) the date of payment by the Tax Indemnitee if it notifies the Tenant that such payment has been made within 5 days of making such payment, or (B) from the date the Tax Indemnitee notifies the Tenant of such payment in all other cases, in either case to the date of payment by the Tenant to the Tax Indemnitee hereunder. Any amount payable under this Section 23 that is not paid when due shall bear interest at the Default Rate (as defined in Article 1(b)(ii) of the Lease) from and including the due date thereof to but excluding the date of payment thereof.

                 (iii) Any amount payable to Tenant pursuant to this Section 23 shall not be paid or retained by Tenant if at the time of such payment or retention a Material Default or Event of Default shall have occurred and be continuing. At such time as there shall not be continuing any such Material Default or Event of Default such payment shall be paid to Tenant to the extent not previously paid to Tenant.

                 (f) With respect to any report, return or statement (a "Filing") required to be filed with respect to any Indemnified Tax that is subject to reimbursement or indemnification under this Section 23:

                 (i) Seller shall promptly notify the appropriate Tax Indemnitee in writing of any Filing (other than a Filing which relates to a Tax described in Section 23(b)(i)(A), (B) or (C)) required to be made by any Tax Indemnitee that (x) Seller has knowledge of; (y) Seller should have knowledge of based on either the Transaction Documents or the responsibilities which are customary for an operator, user or lessee (in a triple net lease) of similar property. Upon receipt of such notice, the recipient Tax Indemnitee shall promptly notify the Seller in a writing satisfying the requirements of subsection (ii) whether it will make such Filing or requests the Seller to make such Filing.

                 (ii) if permitted by applicable Laws to do so, the Tenant shall timely file or cause to be filed such Filing with respect to such Indemnified Tax (except for any such Filing that a Tax Indemnitee has notified Tenant in writing that such Tax Indemnitee intends to file) and will (if ownership of a Property or any part thereof or interest therein is required to be shown on such Filing) show the ownership of the Property in the name of the Owner Trustee and send a copy of such Filing to the appropriate Tax Indemnitee; provided, however, that such Tax Indemnitee shall have furnished the Tenant, at the Tenant's written request, with such information, not within the control of the Tenant, as is in such Tax Indemnitee's control or is reasonably available to such Tax Indemnitee and necessary to file such Filing; provided, further, however, Tenant shall pay all out-of-pocket expenses of the Tax Indemnitee in connection therewith.

                 (iii) if the Tenant is not permitted by applicable Laws to file any Filing contemplated by subsection (ii), the Tenant will promptly notify the appropriate Tax Indemnitee of such requirement in writing and prepare and deliver to the appropriate Tax Indemnitee a proposed form of such Filing within a reasonable time, and in all events at least 15 days prior to the time such Filing is required to be filed.

                 (iv)      in the case of any Filing contemplated by subsection
         (ii) either required to reflect items in addition to Indemnified Taxes imposed on or indemnified against by the Tenant under this Section 23 or which the Tax Indemnitee has notified the Tenant in writing that it will prepare and file, Tenant shall at its expense, upon the written request of such Tax Indemnitee, provide such Tax Indemnitee with such information as is within Tenant's reasonable control or access.

                 (v) Tenant shall hold each Tax Indemnitee harmless from and against any liabilities, including, but not limited to penalties, additions to tax, fines and interest, arising out of any insufficiency or inaccuracy in any Filing contemplated by subsection (ii), if such insufficiency or inaccuracy is attributable to Tenant.

                 (g) With respect to any Indemnified Tax which is subject to reimbursement or indemnification under Section 23 hereof,

                 (i) Any payment or indemnity to or for the benefit of any Tax Indemnitee shall (A) reflect the current combined net savings actually realized by such Tax Indemnitee resulting from the current deduction of such Indemnified Tax and (B) include, after taking into account the savings described in clause (A), the amount necessary to hold such Tax Indemnitee harmless on an After-Tax Basis.

                 (ii) If, by reason of any Indemnified Tax payment, discharge or indemnity made to or for the account of a Tax Indemnitee by or on behalf of the Tenant pursuant to this Section 23 (or the circumstances or event giving rise thereto), such Tax Indemnitee actually realizes a net tax benefit, refund, saving, deduction or credit against Taxes not indemnified by the Tenant under any Operative Document, which benefit, refund, saving, deduction or credit was not previously taken into account in computing such payment, and provided no Material Default or Event of Default under the applicable Lease has occurred and is continuing, such Tax Indemnitee shall promptly pay to Tenant an amount equal to the sum of: (A) the actual net reduction in Taxes, if any, realized by such Tax Indemnitee which is attributable to such net tax benefit, refund, saving, deduction or credit; and, (B) the actual net reduction in any Taxes, if any, realized by such Tax Indemnitee as the result of any payment made by such Tax Indemnitee pursuant to this sentence.

                 (iii) Notwithstanding the foregoing subsection (ii), no Tax Indemnitee shall be required to make any payment to the Tenant pursuant to this Section 23(g) to the extent such payment would exceed, in the aggregate at any time of: (A) the amount of all prior payments made by or on behalf of Tenant to such Tax Indemnitee of the Indemnified Tax giving rise to such tax savings less, (B) the amount of all prior payments made by the Tax Indemnitee to Tenant hereunder of tax savings in respect of such Indemnified Tax pursuant to this
         Section 23(g), but any such excess shall reduce pro tanto any amount that the Tenant is subsequently obligated to pay such Indemnified Party pursuant to this Section 23 with respect to such Indemnified Tax.

                 (iv) If any amount otherwise payable to the Tenant is not payable by reason of the occurrence and continuation of a Material Default or an Event of Default under the applicable Lease, such amount shall be payable when such Material Default or Event of Default is no longer continuing.

                 (v) The disallowance or reduction of any tax benefit, refund, savings, deduction or credit with respect to which a Tax Indemnitee has made a payment to the Tenant under this Section 23 or which was taken into account in calculating any such payment under this Section 23 shall be treated as an Indemnified Tax for which the Tenant is obligated to pay, reimburse or indemnify such Tax Indemnitee hereunder subject to the Tenant's rights to contest such Indemnified Tax under, and in accordance with, Section 23(d) as through it were a new claim or proceeding hereunder.

                 (h) For purposes of this Section 23, the following terms shall have the meanings ascribed to them below:

         "Affiliated Group" shall mean an affiliated group of corporations, within the meaning of Section 1504 of the Code, filing or which will file a consolidated Federal income tax return.

         "After-Tax Basis" shall mean (i) with respect to any payment to be received by Tax Indemnitee, the amount of such payment supplemented by a further payment or payments so that, after deducting from such aggregate payments the amount of all Taxes (net of any actual current credits, deductions or other tax benefits arising from the payment by the Tax Indemnitee of any amount, including Taxes, for which the payment to be received is made) actually imposed currently on the Tax Indemnitee by any Governmental Authority or taxing authority with respect to such payments, the balance of such payment shall be equal to the original payment to be received and (ii) with respect to any such payment to be made by the Tax Indemnitee; the amount of such payment to be made by the Tax Indemnitee; the amount of such payment supplemented by a further payment or payments so that, after increasing such payment by the amount of any current credits or other tax benefits realized by the Tax Indemnitee under the laws of any Governmental Authority or taxing authority resulting from the making of such payments that net amount of such payment (net of such credits or benefits) shall be equal to the original payment to be made; provided, however, for the purposes of this definition, it shall be assumed that for the Owner Participant as a Tax Indemnitee (or any Affiliate thereof) Federal, state and local income taxes are payable at the highest marginal Federal, state and local statutory income tax rates applicable to corporations from time to time.

         "Excluded Taxes" shall mean any and all federal, state or municipal net income Tax, or any net profit, capital gains, excess profits, alternative minimum, accumulated earnings or personal holding company Taxes, and any inheritance, estate, succession, gift, or franchise Tax (regardless how named or denominated) except for:

                 (i) any such Tax which is in direct substitution (which direct substitution is documented by published administrative regulation, fiat or other official ruling, notice or release of any kind and/or in a statutory enactment or legislative history thereof by the state or political subdivision or other taxing authority which enacted and/or levied any such Tax) for any Indemnified Tax which Tenant is obligated to pay, reimburse or indemnify a Tax Indemnitee under this Agreement;

                 (ii) any Tax which is, or is in the nature of, a real property franchise charge, or a sales, use, rental, property, value added, stamp, license or transfer tax; and

                 (iii) any Tax which is indemnified as necessary to make any payments hereunder on an After-Tax Basis.

         "Final Determination" shall mean:

                 (i) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final after all appeals allowable by law and the applicable Operative Documents have been exhausted by either party to the action or the time for filing such appeals has expired or in any case where judicial review shall at the time be unavailable because the proposed adjustment involves a decrease in net operating loss carryforwards or business credit carryforwards, a decision, judgment, decree or other order of an administrative official or agency of competent jurisdiction which decision, judgment, decree or other order has become final (i.e., where, all administrative appeals have been exhausted by all parties thereto);

                 (ii) a closing agreement entered into under (x) Section 7121 of the Code or any other settlement agreement entered into in connection with an administrative or judicial proceeding and (y) with the consent of Kmart;

                 (iii) the expiration of the time for instituting suit with respect to the claimed deficiency; or

                 (iv) the expiration of the time for instituting a claim for refund, or if such a claim was filed, the expiration of the time for instituting suit with respect thereto.

         "Indemnified Taxes" shall mean any and all Taxes levied, assessed or imposed on or with respect to a Tax Indemnitee, the Tenant, any Tenant, the Owner Participant's Financing (including without limitation, the Notes, the Pass Through Certificates and any amounts and expenses payable thereunder), the Properties or any part thereof or interest therein or any addition, alteration, modification or improvement thereto, any Remainder Interest, or the Rent payable under any Lease including, without limitation, taxes or such other amounts that are or are in the nature of sales, use, rental, value added, filing, recording and transfer taxes, and any and all water, sewer or other such charges, excises, levies, fees, licenses, duties, withholdings, permits, inspections, real property franchise charges and other governmental charges of every character (in each case, regardless how named or denominated) or any excise taxes, charges or penalties imposed on any Tax Indemnitee under Section 4975 of the Code or Section 502 (i) or (1) of ERISA which, may be levied, assessed or imposed on or in connection with or with respect to:

                 (i) any Property, any part thereof or any estate, right, title or interest therein, or any construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, condition, maintenance, repair, storage, substitution, return, occupancy, operation, leasing, subleasing, use or possession of, or sales from, or other activity conducted on any Property or any part thereof, or any transfer, mortgaging, pledging, financing of any Property or any part thereof or any addition, alteration, modification or improvement of or to the Property or any such part thereof,

                 (ii) any Remainder Interest, or any part thereof or interest therein,

                 (iii) any Lease, or any other Operative Document (including in each case any amendment, supplement, waiver or consent thereto),

                 (iv) the Owner Participant's Financing (including without limitation, the Notes, the Pass Through Certificates and any payments and expenses thereunder),

                 (v) the Rents, or receipts arising from or received with respect to the Properties or any part thereof or any interest therein or any applications or permitted dispositions thereof,

                 (vi) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents.

         It is the parties' intention that, Indemnified Taxes shall include, without limitation, (i) any and all Property Assessments; and, (ii) all Taxes that are specifically carved out of the exclusions provided in Section 23(b) herein.

         "Original Property" shall mean any Property purchased by the Owner Trustee and leased to Kmart on the Closing Date.

         "Owner Participant Tax Indemnitee" shall mean each of the Owner Participants, the Owner Trustees, the Trusts, and each of their respective affiliates, successors, permitted assigns and permitted transferees.

         "Property Assessments" shall have the meaning set forth in Section 6(a) of the Lease.

         "Reasonable Basis" for a position shall exist if tax counsel may properly advise reporting such position on a tax return in accordance with Formal Opinion 85-352 issued by the Standing Committee on Ethics and Professional Responsibility of the American Bar Association.

         "Regulations" shall mean the income tax regulations issued, published or promulgated from time to time under and pursuant to the Code.

         "Tenant's Tax Counsel" shall mean nationally recognized independent tax counsel selected by Kmart and reasonably acceptable to the Owner Participant. Kmart shall notify the Owner Participant of its selection (including the name of the person to contact at such counsel) whenever requested by the Owner Participant or whenever Tax Counsel is required to be designated under this Agreement.

         "Substitute Property" shall mean any property which is substituted for any other Property in accordance with Article 41 of the Lease.

         "Taxes" shall mean all taxes, levies, charges, licenses, fees, imposts, duties, withholdings, liabilities, costs, expenses or assessments of the United States of America or any state or political subdivision or taxing authority thereof or therein (including any interest, penalties, fines and additions to tax thereon or thereto), which are levied, assessed or imposed.

        "Tax Indemnitee" shall mean the Owner Participants, each of the Owner Trustees (in their individual capacity and as trustees under the Trust Agreements) and any successor trustees thereto or co-trustees permitted under the applicable trust agreement, each of the Remainderman Trustees (in their individual capacity and as trustees under the Remainderman Trust Agreement) and any successor trustees thereto or co-trustees permitted under the applicable trust agreement, the Remainder Purchaser, the Trusts, the Remainderman Trust, the Indenture Trustees (in their individual capacity and as trustees under each Indenture for the benefit of the holders of the Notes), the Indenture Estates, and the respective affiliates, successors, permitted assigns, permitted transferees, servants, employees, agents, shareholders, directors and officers of each of the foregoing.

         24. Trustee Liability. It is expressly understood and agreed by the parties hereto that:

                 (a) Owner Trustee Liability. (i) This Agreement is executed and delivered by Corporate Owner Trustee and Individual Owner Trustee, not individually or personally, but solely as owner trustees on behalf of Landlord, in the exercise of the powers and authority conferred and vested in them as the owner trustees under the Trust Agreements, (ii) each of the representations, warranties, undertakings, covenants and agreements herein made by Landlord (other than those made by Owner Trustee in its individual capacity) are made and intended not as personal representations, warranties, undertakings, covenants and agreements by the Owner Trustees but are made and intended for the purpose of binding only the Trust Estate created by the Trust Agreements, (iii) nothing herein contained shall be construed as creating any liability on the Owner Trustees, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the other parties to this Agreement and by any Person claiming by, through or under any such party and (iv) under no circumstances (except in respect of those representations, warranties, undertakings, covenants and agreements made by Owner Trustee in its individual capacity) shall the Owner Trustees be personally liable for the payment of any indebtedness or expenses of the Owner Trustees or Landlord under this Agreement or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Owner Trustees or Landlord under this Agreement; provided, however, that Owner Trustee in its individual capacity shall be liable in its individual capacity (A) for its own willful misconduct or gross negligence, and to each Owner Participant for the breach of its obligations to each Owner Participant in respect of the related Trust Agreement and Trust Estate, (B) for any Tax based on or measured by any fees, commission or compensation received by it for acting as trustee in connection with any of the transactions contemplated by the Operative Documents, or (C) in respect of the representations, warranties and covenants of Owner Trustee made in its individual capacity as expressly set forth herein or in any other Operative Document to which it is a party.

                 Neither any of the Owner Participants nor the Owner Participant Parent shall have any obligation to any of the other parties hereto with respect to the transactions contemplated by the Operative Documents except those obligations of each Owner Participant and the Owner Participant Parent expressly set forth in the Operative Documents to which it is a party or except as set forth in the instruments delivered in connection therewith to which it is a party, and each of the Owner Participants and the Owner Participant Parent shall not be personally liable for performance by any other party hereto of such other party's obligations under the Operative Documents. Notwithstanding the foregoing provisions of this Section 24(a), nothing herein shall be deemed to prevent any party hereto from having recourse to and seeking enforcement against the Trust Estate for performance and observance of covenants, agreements and conditions required to be performed or observed by Owner Trustee or any Owner Participant in this Agreement and the other Operative Documents.

                 (b) Remainderman Trustee Liability. (i) This Agreement is executed and delivered on behalf of Remainderman by Remainderman Trustee not in its individual capacity but solely as trustee under the Remainderman Trust Agreement, in the exercise of the powers and authority conferred and vested in it under the Remainderman Trust Agreement, (ii) each of the representations, warranties, undertakings, covenants and agreements herein made by Remainderman Trustee (other than those made by Remainderman Trustee in its individual capacity) are made and intended not as personal representations, warranties, undertakings, covenants and agreements by Remainderman Trustee but are made and intended for the purpose of binding only the Remainderman, and (iii) under no circumstances (except in respect of those representations, warranties, undertakings, covenants and agreements made by Remainderman Trustee in its individual capacity) shall Remainderman Trustee be personally liable for the payment of any indebtedness or expenses of Remainderman or be liable for the breach or failure of any obligation, representation, warranty, undertaking or covenant made or undertaken by Remainderman under this Agreement or the other Operative Documents; provided, that this Section 24(b) shall not limit the ability of any Person to look to the Remainderman Trust Estate for satisfaction of such liability or responsibility, to the extent provided in the Operative Documents.

                 (c) Indenture Trustee Liability. (i) Except as expressly provided otherwise herein, this Agreement is executed and delivered by Corporate Indenture Trustee not individually or personally but solely as Indenture Trustee in the exercise of the powers and authority conferred and vested in it as Indenture Trustee, (ii) each of the representations, warranties, undertakings, covenants and agreements herein made by Indenture Trustee (other than those made by Corporate Indenture Trustee in its individual capacity) are made and intended not as personal representations, warranties, undertakings, covenants and agreements by the Indenture Trustee but are made and intended for the purpose of binding only the Indenture Estate, (iii) except as expressly provided otherwise herein, nothing herein contained shall be construed as creating any liability on the Indenture Trustee, individually or personally, to perform any covenant of Indenture Trustee either expressed or implied contained herein, and (iv) under no circumstances (except in respect of those representations, warranties, undertakings, covenants and agreements made by Corporate Indenture Trustee in its individual capacity) shall Indenture Trustee be personally liable for the payment of any indebtedness or expenses of Indenture Trustee solely in its capacity as Indenture Trustee or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Indenture Trustee under this Agreement or the other Operative Documents.

         25. Extent of Interest of Noteholders. No Noteholder shall have any further interest in, or other right with respect to the Indenture Estate when and if the principal of, Premium, if any, and interest on all Notes held by such Noteholder and all other sums payable to such Noteholder or the Indenture Trustee under the Indenture and such Notes shall have been paid in full. The Pass Through Trustee and, by its acceptance of a Note, any other Noteholder agrees that they will look solely to the income and proceeds from the Indenture Estate to the extent available for the distribution to such Noteholders as provided for in Section 2.05 of the Indenture and that none of the Owner Participants, Owner Participant Parent, any Landlord, or Owner Trustee shall be directly or indirectly personally liable to the Pass Through Trustee or any other Noteholder for any amount payable under the Notes, the Indenture or hereunder.

         26. No Merger of Title. Except as provided in the Indenture, the remainderman interest, estate for years interest and leasehold estate with respect to each Property, shall not merge but shall always be kept separate and distinct, notwithstanding the union of such estates or any part thereof in Landlord, Tenant, Remainderman or any other party, whether by purchase or otherwise.

         27. Remainderman Participant's Grant of Right of First Offer. (a) If at any time during the term of any Lease or during the term of any Ground Lease, Remainderman Participant (i) desires to sell or assign all or part of its rights in Remainderman or (ii) receives an unsolicited offer to purchase all or part of its rights in Remainderman, Remainderman Participant shall, as a condition of such sale or assignment, first offer all or such part of its rights in Remainderman (the "Offered Interest") to Landlord at a purchase price and on such other terms and conditions as Remainderman Participant would accept from another Person. Landlord may within thirty (30) days of receipt of such offer, elect to purchase the Offered Interest, whereupon Landlord shall be bound to purchase from Remainderman Participant, and Remainderman Participant shall be bound to sell to Landlord, the Offered Interest on such terms and conditions. If Landlord does not accept such offer, Remainderman Participant, subject to the provisions of this Section 27, may sell or assign its rights in the Offered Interest to another Person for a period of up to eighteen (18) months from the end of such thirty (30) day period on terms and conditions that are no less favorable to Remainderman Participant than the terms and conditions offered to Landlord (it being understood that a "no less favorable" purchase price for the Offered Interest is any purchase price that exceeds 96% of the purchase price originally offered to Landlord). If Landlord does not accept such offer and Remainderman Participant during such eighteen (18) month period desires to sell or assign the Offered Interest to another Person on terms and conditions less favorable (as defined in the preceding sentence) to Remainderman Participant than those offered to Landlord, then Remainderman Participant shall notify Landlord of such proposed sale or assignment and Landlord shall have the right within thirty (30) days of receipt thereof to purchase Remainderman Participant's rights in the Offered Interest on terms and conditions no less favorable to Remainderman Participant than the terms and conditions offered to such other Person (it being understood that a "no less favorable" purchase price for the Offered Interest is any purchase price that exceeds 96% of the purchase price originally offered to Landlord). If Landlord does not notify Remainderman Participant of its election to purchase the Offered Interest within such thirty (30) days, Remainderman Participant may thereafter complete the proposed sale or assignment of its rights in the Offered Interest to such other Person for such terms without any further obligation to Landlord under this Section 27.

                 (b) Purchase and Transfer. If Landlord shall have exercised any of its purchase rights in Section 27(a), Landlord shall pay for and purchase the Offered Interest on the terms and conditions required by
Section 27(a) and Remainderman Participant shall transfer to Landlord, without recourse or warranty, but free and clear of all Remainder Purchaser Liens all Remainderman Participant's right, title and interest in the Offered Interest.

         28. Counterparts. This Agreement may be executed in multiple counterparts, each of which, when so executed and delivered, shall constitute an original, fully enforceable counterpart for all purposes, but all of which shall together constitute one and the same instrument.

         29. Further Assurances. Each party hereto shall cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as each other party hereto from time to time may reasonably request in order to carry out more effectively the intent and purposes of this Agreement and the other Operative Documents and the transactions contemplated hereby and thereby.

         30. Survival of Agreement. (a) The representations, warranties, covenants, indemnities and agreements of the parties provided for in this Agreement shall survive the occurrence of the transactions contemplated by this Agreement and the other Operative Documents, subject to and in accordance with, the terms of the Operative Documents, and shall not be affected by any investigation made by any party hereto and the fact that any such party may waive compliance with any of the other provisions of this Agreement.

                 (b) The indemnities contained in Sections 22 and 23 shall survive the expiration or earlier termination of the Lease.

         31. Environmental Reports. Owner Participant, Landlord and Remainderman hereby acknowledge and agree that the Environmental Reports (as defined in the Purchase Agreement) are to be used solely for the purposes of evaluating the purchase of the Properties by them and may not be disclosed or delivered by them to any person or entity other than (i) their respective directors, officers, employees, agents, representatives, permitted transferees and permitted assignees who must be advised of such information for the purpose of evaluating the purchase of the Properties (collectively, "Advisors"), (ii) any parties that will constitute lenders or investors with respect to the financing of the transactions contemplated hereby, whether such investors act as lenders or as equity participants including, without limitation, the Indenture Trustee, the Pass Through Trustees and the Underwriter (as defined in the Purchase Agreement) and their respective counsel, directors, officers, employees, agents and representatives (collectively, "Investors"), and (iii) to the extent required by any court, tribunal or Governmental Authority or as otherwise required by law, regulation or Environmental Law. The Advisors and Investors will be informed of the confidential nature of the Environmental Reports and will be directed by Owner Participant, Landlord and Remainderman to treat the information confidentially.

         32. Headings. The division of this Agreement into sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

         33. No Waiver; Remedies Cumulative. No failure to exercise and no delay in exercising on the part of any party to this Agreement of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

         34. Intent of Parties. Landlord and Tenant intend that each of the Leases be operating leases under applicable state law.

         35. Method of Payment. All amounts due from Landlord under the Indenture or the Notes that are required to be paid to the Indenture Trustee by any other party hereunder or under any of the other Operative Documents shall be paid to the Indenture Trustee in U.S. dollars in immediately available funds no later than 12:00 p.m. (New York City time) on the date such payment shall be due and payable to an account in the United States designated by Corporate Indenture Trustee. Except as otherwise provided in any Operative Document or as agreed to by the affected parties, all other amounts required to be paid by any party to any other party hereunder or under any of the other Operative Documents shall be paid in U.S. dollars in immediately available funds no later than 3:00 p.m., local time at the place of receipt, on the date such payment shall be due and payable and shall be paid to such Person as shall be entitled to receive such payment at such address as such Person may specify by notice to the parties hereto. If the date on which any payment is due and payable is not a Business Day, such payment shall be made as aforesaid on the next succeeding Business Day, with the same force and effect as if made on the nominal due date.

         IN WITNESS WHEREOF, the parties hereto have hereby executed this Agreement as of the date first written above.

                                                KMART CORPORATION


                                                By:_____________________________

                                                      Its:______________________


                                                [OWNER PARTICIPANT]


                                                By:_____________________________

                                                      Its:______________________


                                                [OWNER PARTICIPANT PARENT]


                                                By:_____________________________

                                                      Its:______________________


                                             REAL ESTATE FINANCE TRUST 1995-K-3,
                                             REAL ESTATE FINANCE TRUST
                                             1995-K-4, REAL ESTATE FINANCE
                                             TRUST 1995-K-5, REAL ESTATE
                                             FINANCE TRUST 1995-K-6, REAL
                                             ESTATE FINANCE TRUST
                                             1995-K-7, REAL ESTATE FINANCE
                                             TRUST 1995-K-8, REAL ESTATE
                                             FINANCE TRUST 1995- K-9, REAL
                                             ESTATE FINANCE TRUST
                                             1995-K-10, REAL ESTATE
                                             FINANCE TRUST 1995-K-12, REAL
                                             ESTATE FINANCE TRUST
                                             REAL ESTATE
                                             FINANCE TRUST 1995-K-15, REAL
                                             ESTATE FINANCE TRUST
                                             1995-K-16, REAL ESTATE
                                             FINANCE TRUST 1995-K-17, REAL
                                             ESTATE FINANCE TRUST
                                             1995-K-18, REAL ESTATE
                                             FINANCE TRUST 1995-K-19, and
                                             REAL ESTATE FINANCE TRUST
                                             1995-K-20, Delaware business
                                             trusts created under the
                                             Trust Agreements

                                        By:       WILMINGTON TRUST COMPANY,
                                                  acting in its individual
                                                  capacity solely for the
                                                  purposes of the
                                                  representations set forth in
                                                  Section 13(e) and otherwise
                                                  not in its individual
                                                  capacity but solely as
                                                  trustee for the trusts
                                                  created under the Trust
                                                  Agreements


                                                By:_____________________________

                                                      Its:______________________


                                        By:       WILLIAM J. WADE, acting in his
                                                  individual capacity solely
                                                  for the purposes of the
                                                  representations set forth in
                                                  Section 13(e) and otherwise
                                                  not in his individual
                                                  capacity but solely as
                                                  trustee for Real Estate
                                                  Finance Trust 1995-K-4,
                                                  1995-K-15 and 1995-K-17

                                                ________________________________


                                        THE BANK OF NEW YORK, acting solely as
                                        trustee under 16 instruments
                                        captioned "Indenture,
                                        Mortgage and Deed of Trust,
                                        Assignment of Rents and
                                        Security Agreement," dated as
                                        of the date hereof


                                                By:_____________________________

                                                      Its:______________________

                                        TODD N. NIEMY

                                        _______________________________,
                                        acting solely as trustee under 16
                                        instruments captioned
                                        "Indenture, Mortgage and Deed
                                        of Trust, Assignment of Rents
                                        and Security Agreement,"
                                        dated as of the date hereof

                                        ________________________________


                                        REMAINDERMART LIMITED
                                          PARTNERSHIP


                                                By:_____________________________

                                                      Its:______________________


                                        THE REMAINDERMART TRUST, a Delaware
                                        business trust created under
                                        the Remainderman Trust
                                        Agreement

                                        By:      WILMINGTON TRUST COMPANY,
                                                  acting in its individual
                                                  capacity solely for the
                                                  purposes of the
                                                  representations set forth in
                                                  Section 13(i) and otherwise
                                                  not in its individual
                                                  capacity but solely as
                                                  trustee for the trust created
                                                  under the Remainderman Trust
                                                  Agreement

                                                By:_____________________________

                                                      Its:______________________

                                  EXHIBIT A
                                  ---------

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT


                           [Intentionally Omitted]

                                  EXHIBIT B
                                  ---------

FORM OF COMPANY INDENTURE


                           [Intentionally Omitted]